Exhibit 10.20

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406.

SUBLEASE

THIS SUBLEASE is made this 21st day of April, 2009 by and between Advanced Personnel, Inc., an Illinois corporation (“Advanced”) and Horizon Therapeutics, Inc., a Delaware corporation (“Horizon”).

WITNESSETH:

WHEREAS, MJH Corporate Center II LLC, a Delaware limited liability company as “Landlord”, and Advanced as Tenant, entered into a lease dated December 6, 2004 with respect to the space commonly known as Suite 360, 1033 Skokie Blvd., Northbrook, IL, (the “Prime Premises”); and

WHEREAS, a copy of said lease with any schedules, exhibits and amendments thereto (the “Prime Lease”) is attached hereto as Exhibit A; and

WHEREAS, Horizon has agreed to sublet from Advanced a portion of the Prime Premises as described on Exhibit B hereto (the “Premises”); and

WHEREAS, Horizon has agreed to lease from Advanced some of the furniture, fixtures, and equipment (“FF&E”) presently located in the Premises, which FF&E is more fully described in Exhibit C hereto; and

WHEREAS, Advanced has agreed to grant this Sublease of the Premises and the lease of the FF&E upon the following terms and conditions;

NOW THEREFORE in consideration of the rents, covenants and conditions herein reserved and contained, the parties agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Prime Lease.

2. Letting. Advanced hereby sublets the Premises and the FF&E to Horizon for a term of one year (the “Term”) commencing on May 1, 2009 (the “Commencement Date”) and ending on April 30, 2010 (the “Termination Date”), unless renewed or terminated as hereinafter provided. If Horizon effectively exercises its option to renew the Term of this Sublease pursuant to Section 25 hereof, then upon the expiration of the Renewal Period as defined in said Section 25, and provided that Horizon shall not then be in default hereunder, Advanced shall convey the FF&E to Horizon by bill of sale for the price of $1.00.

WITH RESPECT TO THE PREMISES AND WITH RESPECT TO THE FF&E, ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXCLUDED.

3. Rent. Horizon shall pay directly to Advanced as gross rent for the Premises and the FF&E, without offset or deduction, $180,000 payable in equal monthly installments of $15,000 in advance on the first day of each calendar month during the Term of the Sublease, except that the first installment of rent shall be paid upon execution hereof. Any sum due from Horizon to Advanced which is not paid when due shall bear interest from the date due until the date paid at the annual rate of […***…] points above the rate then most

***Confidential Treatment Requested

recently announced by Wells Fargo Bank or its successor as Its corporate base lending rate, from time to time in effect, but in no event higher than the maximum rate permitted by law (the “Default Rate”) (provided, however, that Advanced shall not charge Horizon such Default Rate if Horizon cures such failure to pay any sum due within five (5) business days; provided further, however, that Advanced shall only be obligated to provide, and Horizon shall only have such cure period, […***…] during any twelve (12) consecutive calendar month period; and, in addition, Horizon shall pay Advanced a late charge for any Rent payment which is paid more than five (5) days after its due date equal to […***…] of such payment. Horizon is not required to pay any additional rent or building expenses that Advanced is required to pay to Landlord under the Prime Lease.

4. Use. Horizon agrees that it shall occupy and use the Premises only as non-governmental business offices and for no other purposes. Horizon shall, at its own cost and expense, comply with all federal, state and municipal laws, ordinances, rules and regulations issued by any governmental authority and all covenants, conditions and restrictions of record which relate to the condition, use or occupancy of the Premises. Without limiting the foregoing, Horizon shall not cause, nor permit, any hazardous or toxic substances to be brought upon, produced, stored, used, discharged or disposed of in, on or about the Premises and then only in compliance with all applicable environmental laws.

5. Condition. Horizon agrees to accept the Premises and the FF&E in the current “as is” condition. No agreement of Advanced to altar, remodel, decorate, clean or improve the Premises, Prime Premises, Building, Common Areas of the Building, or FF&E or to provide Horizon with any credit or allowance for the same, and no representation regarding the condition of the Premises, Prime Premises, Building, Common Areas of the Building, Project or FF&E, have been made by or on behalf of Advanced or relied upon by Horizon.

6. Services. Horizon may utilize such services as may be furnished by Landlord with respect to the Premises pursuant to the Prime Lease. Advanced has no obligation to provide any services except as may be expressly provided in this Sublease. Advanced shall have no obligation with respect to any failure of the Landlord to provide any services. Advanced shall pay the utility company for the electricity for the Prime Premises. Horizon shall pay to Advanced upon demand as additional rent the cost of such electricity in excess of $500 per month during the Term.

7. Subordination. Horizon’s rights under this Sublease are subject to the rights of the Landlord pursuant to the Prime Lease. Horizon shall do nothing that would constitute a default by Advanced under the Prime Lease. All rules and regulations imposed by Landlord on Advanced, except as specified in the Sublease, shall be binding on Horizon.

8. Maintenance. Horizon, at its expense, shall maintain and keep the Premises and the FF&E in good order and repair at all times during the Term. Advanced shall have no obligation to perform any maintenance or make

***Confidential Treatment Requested

any repairs to the Premises, Prime Premises, Building, Common Areas, or FF&E. Horizon shall not make any replacement, alteration, improvement or addition to or removal from the Premises.

9. Insurance and Risk of Loss. Advanced and Horizon agree to provide insurance and allocate the risks of loss as follows:

A. Horizon’s Insurance. Horizon, at its sole cost and expense but for the mutual benefit of Advanced, Horizon, and Landlord (when used in this Section 9.A. the term “Advanced” shall include Advanced’s officers, directors, managers, agents, servants and employees and the term “ Horizon” shall include Horizon’s shareholders, directors, officers, agents, servants and employees), agrees to purchase and keep in force and effect during the term hereof, insurance, under policies issued by insurers of recognized responsibility authorized to do business in the State of Illinois with a Best’s rating of A-/VIII or better, on all alterations, additions, and Improvements and on all personal property located in the Premises, protecting Advanced and Horizon from damage or other loss caused by fire or other casualty, including but not limited to vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage, water damage, (however caused) explosion, malfunction or failure of heating and cooling or other apparatus, and other similar risks in amounts not less than the full insurable replacement value of such property. Such property insurance shall provide that it is primary and non-contributory and shall contain a replacement cost endorsement. Such Insurance shall also contain a clause pursuant to which the insurance carriers waive all rights of subrogation against Advanced and Landlord with respect to losses payable under such policies.

B. Horizon also agrees to maintain commercial general liability insurance covering Horizon as the insured party, and naming Advanced and Landlord as additional insureds, against claims for bodily injury and death and property damage occurring in or about the Premises, with limits of not less than […***…] per occurrence and […***…] general aggregate in combination with an umbrella policy. Advanced may require Horizon to increase such insurance in the event that Landlord so requires Advanced pursuant to its authority under the Prime Lease.

C. Such insurance policies shall name Advanced, Landlord and their agents and affiliates designated by Landlord as additional insureds. Such policies shall not be subject to deductible amounts in excess of […***…]. Horizon shall, prior to commencement of the Term, furnish to Advanced certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days’ prior written notice to Landlord and Advanced provided by Horizon. In the event Horizon shall fail to procure such insurance, Advanced may at its option after giving Horizon no less than ten (10) days’ prior written notice of its election to do so procure the same for the account of Horizon and the cost thereof shall be paid to Advanced as additional rent upon receipt by Horizon of bills therefor.

***Confidential Treatment Requested

D. Advanced and Horizon intend that the risk of loss or damage as described above be borne by responsible insurance carriers to the extent above provided, and Advanced and Horizon hereby agree to look solely to, and to seek recovery only from, their respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. Advanced and Horizon agree that applicable portions of all monies collected from such insurance shall be used toward the full compliance with the obligations of Advanced and Horizon under this Sublease and under the Prime Lease in connection with damage resulting from fire or other casualty.

10. Fire or Other Casualty. If there is damage or destruction such that Landlord or Advanced has the right to cancel the Prime Lease, then Horizon shall have the right to cancel this Sublease; and this Sublease shall be deemed cancelled upon cancellation of the Prime Lease.

11. Indemnification.

11.A. To the extent permitted by law, Horizon shall assume the risk of responsibility for, have the obligation to insure against, and indemnify Advanced and hold it harmless from, any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in or on the Premises, regardless of cause, except for any loss or damage caused by the negligence, gross negligence or willful misconduct of Advanced, and its employees and agents, and Horizon hereby releases Advanced from any and all liability for same. Horizon’s obligation to indemnify Advanced hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including reasonable attorneys’ fees, incurred in connection therewith.

11.B. There shall be no indemnification for any such claim under Section 11 until the aggregate amount of all claims made by the party seeking indemnification (the term “party” as used in this Section 11 meaning Advanced) exceeds an amount equal to […***…], after which time such party shall be fully indemnified for all claims hereunder from the first dollar thereof (including the amounts used to satisfy the threshold set forth in this Section) and specifically excluding any claims in respect of any claim arising out of or related to the negligence, gross negligence, or willful misconduct of Advanced, or its agents. Except as provided in Section 11 C., in no event shall the aggregate amount of liability of Horizon to Advanced for indemnification under Section 11 exceed […***…], which is inclusive of any amounts towards a duty to defend or for attorneys’ fees.

11.C. Advanced and Horizon agree that notwithstanding anything to the contrary, the limitation set forth in Section 11.B. shall not limit, reduce, modify, alter or affect the insurance coverages that Horizon shall provide under Section 9

***Confidential Treatment Requested

and the risk of loss or damage be borne by Horizon’s insurance carriers under Section 9.

12. No Assignment. Except in the event of a change in control of all or substantially all of the stock or assets of Horizon, Horizon shall not (i) assign, convey, mortgage or otherwise transfer this Sublease or any interest hereunder, or sublease the Premises or the FF&E, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises by any person other than Horizon and its employees. Any such transfer, sublease or use described in the preceding sentence (a “Transfer”), shall be void and of no effect. For the purposes of this paragraph, transfer (whether direct or indirect) of control of Horizon, shall not be considered a Transfer.

13. Termination. Upon termination of the Term or Horizon’s right to possession of the Premises, Horizon shall return the Premises and the FF&E to Advanced in good order and condition, ordinary wear and damage by fire or other casualty excepted.

14. Default. If Horizon shall default in any of its obligations hereunder, then Advanced shall have all of the rights and remedies as to Horizon and this Sublease as the Landlord would have were Advanced to default in its obligations pursuant to the Prime Lease. Advanced shall have all rights and remedies with respect to the FF&E.

15. Security Deposit. To secure Horizon’s obligations under this Sublease, Horizon shall deposit with Advanced the sum of $30,000 or provide Advanced a letter of credit. Such letter of credit will be in accordance with the terms, provisions and conditions described in Section 18(a) of the Prime Lease, except that the face amount thereof shall be $30,000. If Horizon deposits such letter of credit with Advanced, the provisions of Section 18 of the Prime Lease shall be incorporated herein with the following changes: the word Advanced shall be substituted for the word Landlord; the word Horizon shall be substituted for the word Tenant; and the word Sublease shall be substituted for the word Lease. If Horizon deposits cash with Advanced, than Advanced may, but shall not be obligated to, apply such sum to cure any default of Horizon hereunder. Upon the termination of this Sublease, and provided Horizon is not then in default hereunder, Advanced shall return the unapplied portion of the security deposit to Horizon without interest.

16. Quiet Enjoyment. As long as no default exists, Horizon shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Advanced, subject, however, to the provisions of the Prime Lease and this Sublease.

17. Notices. All notices and demands to be given by one party to the other party under this Sublease shall be given in writing, mailed or delivered to Advanced or Horizon, as the case may be, at the following address:

If to Advanced:	Advanced Personnel, Inc.
200 West Jackson Boulevard
Suite 1700
Chicago, Illinois 60606
Attention: Jim Johnson

with a copy to:	Terry G. Chapman
Abrams & Chapman LLP
321 S. Plymouth Ct.
Suite 1200
Chicago, IL 60604

If to Horizon:	After Commencement Date, to the Premises.

Before the Commencement Date, to:

Horizon Therapeutics, Inc.
4930 Oakton Street
Suite 401
Skokie, Illinois 60077

with a copy to:	John W. Albee
Anthony J. Madonia & Associates, Ltd.
150 North Wacker Drive
Suite 2600
Chicago, Illinois 60606

or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have bean given upon the earlier to occur of actual receipt or two (2) business days after posting in the United States mail, or the next business day after delivery to a recognized overnight air courier.

18. Successors. Subject to Section 12 of this Sublease, each provision of this Sublease shall extend to, bind and inure to the benefit of Advanced and Horizon and their respective legal representatives, successors and assigns, and all references herein to Advanced and Horizon shall be deemed to include all such parties.

19. Entire Agreement. This Sublease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Sublease, represent the complete agreement between Advanced and Horizon; and Advanced has made no representations or warranties except as expressly set forth in this Sublease. No modification or amendment of or waiver under this Sublease shall be binding upon Advanced or Horizon unless in writing signed by Advanced and Horizon.

20. Miscellaneous. Time is of the essence of this Sublease and each and all of its provisions.

Submission of this instrument for examination or signature by Advanced does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by all of Landlord, Advanced and Horizon.

Any person signing this Sublease warrants and represents that he has authority to do so.

The headings and titles in this Sublease are for convenience only and shall have no effect upon the construction or interpretation of this Sublease.

The invalidity or unenforceability of any provision of this Sublease shall not affect or impair any other provisions.

This Sublease shall be governed by and construed in accordance with the laws of the State of Illinois.

In any litigation between Advanced and Horizon, the non-prevailing party shall pay upon demand all of the prevailing party’s reasonable costs and expenses, including reasonable attorneys’ fees, incurred in enforcing such non-prevailing party’s obligations under this Sublease.

Advanced and Horizon waive trial by jury in the event of any litigation wherein the Landlord is or becomes a party.

This Sublease may be executed by facsimile or electronic signatures and in one or more counterparts, each of which shall constitute an original and together shall be and constitute a single instrument.

21. Force Majeure. In no event shall Advanced be liable to Horizon if Advanced is unable to deliver possession of the Premises to Horizon on the Commencement Date for causes outside Advanced’s reasonable control. If Advanced is unable to deliver possession of the Premises to Horizon by the Commencement Date, the Commencement Date shall be deferred until Advanced can deliver possession to Horizon, and the Rent shall abate proportionately.

Advanced shall not be in default hereunder and Horizon shall not be excused from performing any of its obligations hereunder if Advanced is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Advanced’s reasonable control.

22. No Waiver. No receipt of money by Advanced from Horizon after termination of this Sublease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Horizon shall be implied from any omission by Advanced to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

23. Signage. Subject to the consent of Landlord, which shall not be unreasonably withheld, Horizon, at its sole cost and expense, shall have the right to install standard Building signage. Horizon shall be responsible for compliance with all applicable laws, orders and regulations of the municipality in which the Project is located, including, without limitation, architectural review by the Village of Northbrook Landlord shall not disapprove of Horizon using a sign similar in size and location as to other tenants of the building at the time of execution of this Sublease.

24. Renewal Option. Subject to the provisions hereinafter set forth, Advanced hereby grants to Horizon an option to renew the Term of this Sublease on the same terms, conditions and provisions as contained in this Sublease, except as otherwise provided herein, for one period of twenty months (the “Renewal Period”) after the expiration of the initial Term, which Renewal Period shall commence on May 1, 2010 and end on December 31, 2011.

Said option shall be exercisable by written notice from Horizon to Advanced of Horizon’s election to exercise said option given not later than December 31, 2009. If Horizon’s option is not so exercised, said option shall thereupon expire.

Horizon may exercise said option, and an exercise thereof shall be effective, only if at the time of Horizon’s exercise of said option, and on May 1, 2010: (i) this Sublease is in full force and effect, and (ii) Horizon is not in Default under this Sublease.

Rent for the Renewal Period shall be $312,708.00 payable in equal monthly installments of $15,450 in advance on the first day of each calendar month during the first twelve months of the Renewal Period and $15,913.50 in advance on the first day of each calendar month during the last eight months of the Renewal Period.

25. Right of First Refusal. During the initial Term, Advanced, its agents, and brokers shall have the right to inspect and to show the Premises to prospective assignees of the Prime Lease and prospective subtenants of the Prime Premises or any portion thereof at all reasonable times upon, 24 hours notice, on and after January 1, 2010, assuming Horizon does not notify Advanced within the time allowed that it plans to exercise its renewal option under Section 24 of this Sublease. During the Renewal Period, if applicable, Advanced, its agents, and brokers shall have the right to inspect and to show the Premises to prospective assignees of the Prime Lease and prospective subtenants of the Prime Premises or any portion thereof at all reasonable times, upon 24 hours notice, on and after September 1, 2011. In the event that Advanced shall at any time during the Term of this Sublease desire to (i) assign the Prime Lease or (ii) sublet the Prime Premises for the Renewal Period or any portion, in the event Horizon does not timely exercise the Renewal Option set out in Section 24 of this Sublease, thereof pursuant to any bona fide offer which Advanced shall have received, Advanced shall offer such assignment or subletting to Horizon upon the same terms and conditions as that contained in such bona fide offer. Horizon shall have ten business days from and after receipt thereof to decide whether or not to accept such offer. If Horizon shall give notice of intent not to accept such offer or shall give no notice within the time herein limited, Advanced may accept such offer and proceed with the assignment or subletting as the case may be.

26. Security Interest. Horizon authorizes Advanced to file such financing statements and to take whatever other actions are requested by Advanced to perfect and continue Advanced’s security interest in the FF&E. Horizon hereby appoints Advanced as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Sublease. Advanced may at any time, and without further authorization from Horizon, file a carbon, photographic or other reproduction of any financing statement or of this Sublease for use as a financing statement. Horizon promptly will notify Advanced before any change in Horizon’s name including any change to the assumed business names of Horizon.

27. Brokers. Horizon represents to Advanced that Horizon has dealt only with Transwestern Commercial Services, LLC and Next Realty Midwest, LLC (“Brokers”) in connection with this Sublease and that, insofar as Horizon knows, no other broker negotiated this Sublease or is entitled to any commission in connection herewith. Horizon agrees to indemnify, defend and hold Advanced and Advanced’s agents harmless from and against any claims for a fee or commission made by any broker, other than the Brokers, claiming to have acted by or on behalf of Horizon in connection with this Sublease. Advanced represents to Horizon that Advanced has dealt only with Transwestern Commercial Services, LLC and Next Realty Midwest, LLC (“Brokers”) in connection with this Sublease and that, insofar as Advanced knows, no other broker negotiated this Sublease or is entitled to any commission in connection herewith. Advanced agrees to indemnify, defend and hold Horizon and Horizon’s agents harmless from and against any claims for a fee or commission made by any broker, other than the Brokers, claiming to have acted by or on behalf of Advanced in connection with this Sublease.

Advanced agrees to pay the Brokers a commission in accordance with the separate agreements between Advanced and Transwestern Commercial Services, LLC and Advanced and Next Realty Midwest, LLC.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Sublease in manner sufficient to bind them as of the day and year first above written.

Sublessor:		Sublessee:

Advanced Personnel, Inc.		Horizon Therapeutics, Inc.

By:	/s/ Jim Johnson	By:	/s/ Timothy P. Walbert
	Jim Johnson		Timothy P. Walbert
	Its: CFO		Its: President and CEO

CONSENT TO ASSIGNMENT

The undersigned hereby consents to the foregoing Sublease, including, but not limited to, the provisions of Paragraphs 12 and 23 thereof. The undersigned further confirms that Advanced is the current tenant under the Prime Lease, the monthly rent due under the Prime Lease is current, that all lease payments through and including April 2009 have been paid, that Advanced is in exclusive possession of the Prime Premise, that neither Advanced nor the undersigned has amended or otherwise modified the Prime Lease, that there have been no violations or breaches under the Prime Lease by Advanced or the undersigned, and that Advanced has not notified the undersigned of Advanced’s intention to terminate the Prime Lease. The undersigned further waives all required notice requirements related to presentation and approval of this sublease agreement by Landlord.

Dated: April     , 2009.

MJH Corporate Center II LLC, a Delaware limited liability company, By: Jones Lang LaSalle Americas (Illinois), L.P., Property Manager and Authorized Agent

By:
Title:

HORIZON - CONFIDENTIAL

OFFICE SPACE LEASE

by and between

MJH CORPORATE CENTER II LLC,

as Landlord,

and

ADVANCED PERSONNEL, INC.,

as Tenant

CORPORATE CENTER OF NORTHBROOK

NORTHBROOK ILLINOIS

HORIZON - CONFIDENTIAL

HORIZON - CONFIDENTIAL

TABLE OF CONTENTS

1.	DEMISE AND TERM		2

2.	DEFINITIONS AND RENT		2

	A.	Definitions	2

	B.	Components of Rent	4

	C.	Payment of Rent	5

	D.	Allocation of Rent Abatement for Tax Purposes	6

3.	USE		6

4.	CONDITION OF PREMISES		6

5.	BUILDING SERVICES		6

	A.	Basic Services	7

	B.	Electricity	7

	C.	Telephone	7

	D.	Additional Services	7

	E.	Failure or Delay in Furnishing Services	7

	F.	Tenant’s Reserved Parking	8

6.	RULES AND REGULATIONS		8

7.	CERTAIN RIGHTS RESERVED TO LANDLORD		8

8.	MAINTENANCE AND REPAIRS		9

9.	ALTERATIONS		9

	A.	Requirements	9

	B.	Liens	10

10.	INSURANCE		10

	A.	Tenant’s Insurance	10

	B.	Landlord’s Insurance	11

	C.	Risk of Loss	11

11.	TENANT’S AND LANDLORD’S RESPONSIBILITIES		11

	A.	Tenant’s Responsibilities	11

	B.	Landlord’s Responsibilities	11

12.	FIRE OR OTHER CASUALTY		11

	A.	Destruction of the Building or Common Areas	11

	B.	Destruction of the Premises	12

	C.	Casualty Due to Tenant’s Fault	13

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HORIZON - CONFIDENTIAL

13.	CONDEMNATION		13

14.	ASSIGNMENT AND SUBLETTING		13

	A.	Landlord’s Consent	13

	B.	Standards for Consent	14

	C.	Recapture	14

	D.	Assignment or Sublet of Affiliate	15

15.	SURRENDER		15

16.	DEFAULTS AND REMEDIES		15

	A.	Default	15

	B.	Right of Re-Entry	16

	C.	Termination of Right to Possession	16

	D.	Termination of Lease	16

	E.	Other Remedies	16

	F.	Bankruptcy	16

	G.	Waiver of Trial by Jury	17

	H.	Venue	17

17.	HOLDING OVER		17

18.	SECURITY		17

19.	SUBSTITUTION OF OTHER PREMISES		21

20.	ESTOPPEL CERTIFICATE		21

21.	SUBORDINATION		21

22.	QUIET ENJOYMENT		22

23.	BROKER		22

24.	NOTICES		22

25.	MISCELLANEOUS		23

	A.	Successors and Assigns	23

	B.	Entire Agreement	23

	C.	Time of Essence	23

	D.	Execution and Delivery	23

	E.	Severability	23

	F.	Governing Law	23

	G.	Attorneys’ Fees	23

	H.	Delay in Possession	23

	I.	Joint and Several Liability	24

	J.	Force Majeure	24

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HORIZON - CONFIDENTIAL

	K.	Captions	24

	L.	No Waiver	24

	M.	Limitation of Liability	24

	N.	Signage	24

	O.	Fitness Center and Amenities	24

26.	TENANT IMPROVEMENTS		24

27.	RENEWAL OPTION		25

28.	MARKET RENTAL RATE		25

29.	CCI LEASE		26

EXHIBITS

A.	Floor Plan of the Premises

A-1.	Legal Description of the Land

B.	Workletter

C.	Janitorial Specifications

D.	Rules and Regulations

HORIZON - CONFIDENTIAL

HORIZON - CONFIDENTIAL

OFFICE SPACE LEASE

THIS OFFICE SPACE LEASE (“Lease”) is made and entered into as of the 6th day of December, 2004, between MJH CORPORATE CENTER II LLC, a Delaware limited liability company (“Landlord”), and ADVANCED PERSONNEL, INC. (“Tenant”), an Illinois corporation dba The Advanced Group of Companies, for space in the building located at 1033 Skokie Boulevard, Northbrook, Illinois (such building, as more particularly described in Section 2(A)(i) below, being herein referred to as the “Building”) in the Project (as hereinafter defined) commonly known as Corporate Center of Northbrook. The following schedule (the “Schedule”) sets forth certain basic terms of this Lease:

SCHEDULE

1. Premises – Suite Number:	Suite 360, third floor, as depicted on Exhibit A attached hereto

2. Commencement Date:	January 1, 2005

3. Expiration Date:	The date that is the day before the 7th anniversary of the Commencement Date; provided, however, that if said date is not the last day of a calendar month, then the Expiration Date shall be the last day of the calendar month in which such date occurs

4. Rentable Square Feet of the Premises:	Approximately 9,033 square feet

5. Rentable Square Feet of the Building:	Approximately 128,372 square feet

6. Base Net Rent:

Period:	Per Sq. Ft.	Annual Base Net Rent	Monthly Base Net Rent
from the Commencement Date to the day before the 1st anniversary of the Commencement Date (subject to partial abatement as described in Section 2.B(iii))	$19.50	$176,143.50	$14,678.63

from the 1st anniversary of the Commencement Date to the day before the 2nd anniversary of the Commencement Date	$20.00	$180,660.00	$15,055.00

from the 2nd anniversary of the Commencement Date to the day before the 3rd anniversary of the Commencement Date	$20.50	$185,176.50	$15,431.38

from the 3rd anniversary of the Commencement Date to the day before the 4th anniversary of the Commencement Date	$21.00	$189,693.00	$15,807.75

from the 4th anniversary of the

HORIZON - CONFIDENTIAL

HORIZON - CONFIDENTIAL

Commencement Date to the day before the 5th anniversary of the Commencement Date	$21.50	$194,209.50	$16,184.13

from the 5th anniversary of the Commencement Date to the day before the 6th anniversary of the Commencement Date	$22.00	$198.726.00	$16,560.50

from the 6th anniversary of the Commencement Date to the Expiration Date	$22.50	$203,242.50	$16,936.88

7. Tenant’s Proportionate Share:	7.037%

8. Security:	Letter of Credit on terms described herein

9. Broker(s):	Jones Lang LaSalle Americas (Illinois), L.P. Cushman & Wakefield

10. Intentionally omitted

11. Exhibits:

A.	Floor Plan of the Premises

A-1.	Legal Description of the Land

B.	Workletter

C.	Janitorial Specifications

D.	Rules and Regulations

1. DEMISE AND TERM. Landlord leases to Tenant and Tenant leases from Landlord the premises (the “Premises”) described in Item 1 of the Schedule and shown on the plan attached hereto as Exhibit A, subject to the covenants and conditions set forth in this Lease, for a term (the “Term”) commencing on the date (the “Commencement Date”) described in Item 2 of the Schedule and expiring on the date (the “Expiration Date”) described in Item 3 of the Schedule, unless terminated earlier as otherwise provided in this Lease. Tenant shall execute and deliver to Landlord, within ten (10) days after request, a written confirmation of the Commencement Date and Expiration Date and any corresponding adjustments in the dates set forth in Item 6 of the Schedule, which confirmation shall be prepared by Landlord on Landlord’s standard form.

2. DEFINITIONS AND RENT.

A. Definitions. For purposes of this Lease, the following terms shall have the following meanings:

(i) “Building” shall mean the six (6) story office building in which the Premises are located. Any reference in this Lease to the term Building shall include such office building and the land on which it is located, unless the context requires otherwise.

(ii) “Common Areas” shall mean the areas of the Building and the Project which are designated by Landlord or pursuant to any declaration, easement agreement or other similar covenant or instrument for use in common by the tenants of the Building or the Project, and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exists, hallways and stairwells, elevators, rest rooms, sidewalks, skywalks, driveways, parking areas, landscaped areas, and other areas as may be so designated

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from time to time as part of the Common Areas. Landlord reserves the right to modify, alter and otherwise change the Common Areas in its sole discretion, so long as such changes do not materially and permanently adversely affect Tenant’s ingress and egress to the Premises. Each reference in this Lease to the term Common Areas shall mean the Common Areas of the Building unless expressly indicated to the contrary.

(iii) “Expenses” shall mean all expenses, costs and disbursements (other than Taxes) paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement and repair of the Building, including Common Areas and other common use facilities and amenities, such as conference rooms, smokers lounges, concierge services, food services and fitness centers, if any, including all management fees and the costs of equipping and maintaining such common use facilities and amenities including an imputed rental for such common use facilities and amenities, but less any revenues generated by use of such facilities and amenities. Expenses shall also include amounts paid or incurred pursuant to any declaration relating to Common Areas and other common use facilities and amenities in the Project, and amounts allocated to the Building under any other declaration, easement agreement, operating agreement, parking agreement, covenant or instrument providing for easements, the sharing of facilities or payment for services. Expenses shall not include: (a) costs of tenant alterations; (b) costs of capital improvements (except for costs of any capital improvements (1) made or installed (or service agreement or lease entered into) for the purpose of reducing Expenses or improving the operating efficiency of any system within the Building (provided, however, that the amortized portion of such costs shall not exceed the reasonably anticipated reduction in expenses attributable to such capital improvements, service agreement or lease) or (2) made or installed pursuant to governmental requirement or insurance requirement, not applicable to the Building as of the date hereof, which costs shall be amortized by Landlord in accordance with sound accounting and management principles); (c) interest and principal payments on mortgages (except interest on the cost of any capital improvements for which amortization may be included in the definition of Expenses) or any rental payments on any ground leases (except for rental payments which constitute reimbursement for Taxes and Expenses); (d) advertising expenses and leasing commissions; (e) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds, or pursuant to any declaration, easement agreement, operating agreement, parking agreement, or other similar covenant or instrument, or otherwise, except through Adjustment Rent (hereinafter defined); (f) the cost of any kind of service furnished to any other tenant in the Building which Landlord does not generally make available to all tenants in the Building; (g) legal expenses of negotiating leases; (h) salaries and fringe benefits of employees above the grade of building manager; (i) management fees in excess of those customarily charged for similar types of buildings in the Suburban Chicago, Illinois, market; or (j) depreciation expenses on any fixes assets. Expenses shall be determined on a cash or accrual basis, as Landlord may elect, based on generally accepted accounting principles, consistently applied. Any item of Expenses which is incurred for the benefit of the Project as a whole, including without limitation insurance, ground rental and easement payments, costs related to the manager’s office, and wages, salaries and fringe benefits of employees, shall be allocated pursuant to declaration, easement agreement, operating agreement, parking agreement, or other similar covenant or instrument or otherwise reasonably allocated by Landlord between the Building and any other building(s) within the Project.

(iv) “Project” shall mean that certain office complex commonly referred to as “Corporate Center of Northbrook”, situated on an approximately 11.9 acre tract of land (the “Land”) in the Village of Northbrook, Illinois, which land is legally described on Exhibit A-1 attached hereto. The Project shall consist of the Building and the office building located at 1101 Skokie Boulevard, Northbrook, Illinois (the “Adjacent Building”), together with landscaping,

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sidewalks, parking areas and other related improvements which may hereafter be constructed on the Land. Landlord shall have the right to modify, alter and otherwise change the Project, from time to time, in its sole discretion, including, without limitation, modifying or deleting buildings, sidewalks, parking areas and landscaping.

(v) “Rent” shall mean Base Net Rent, Adjustment Rent and any other sums or charges due by Tenant hereunder.

(vi) “Rentable Square Feet of the Building” shall mean the number of square feet set forth in Item 5 of the Schedule, subject to remeasurement by Landlord from time to time.

(vii) “Rentable Square Feet of the Premises” shall mean the number of square feet set forth in Item 4 of the Schedule, subject to remeasurement by Landlord upon completion of the Premises.

(viii) “Taxes” shall mean all taxes, assessments and fees levied upon the Building and the portion of the Land and the Common Areas of the Project allocable thereto, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Building and the portion of the Land and the Common Areas of the Project allocable thereto, including all costs and expenses of protesting any such taxes, assessments or fees. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such tax shall constitute and be included in Taxes. For the purpose of determining Taxes for any given year, the amount to be included for such year shall, at Landlord’s option, be either the amount of the installments (and any Interest) due and payable during such year, or the amount which accrued (i.e., was assessed or became a lien) during such year. Notwithstanding anything to the contrary contained herein, if there is not a separate tax bill or bills covering the Building and the portion of the Land and the Common Areas of the Project allocable thereto in their entirety or any such bills also cover any other portion of the Project, then all tax bills covering the Project shall be allocated to the Building in a reasonable manner as determined by Landlord in its sole discretion.

(ix) “Tenant’s Proportionate Share” shall mean the percentage determined by dividing the Rentable Square Feet of the Premises by the Rentable Square Feet of the Building, which is initially the percentage set forth in Item 7 of the Schedule.

B. Components of Rent. Tenant agrees to pay the following amounts to Landlord at the office of the Building or at such other place as Landlord designates:

(i) Base net rent (“Base Net Rent”) to be paid in monthly installments in the amount set forth in Item 6 of the Schedule in advance on or before the first day of each month of the Term, without demand.

(ii) Adjustment rent (“Adjustment Rent”) in an amount equal to Tenant’s Proportionate Share of (a) Expenses for any calendar year and (b) Taxes for any calendar year. Prior to each calendar year, or as soon as reasonably possible, Landlord shall estimate and notify Tenant of the amount of Adjustment Rent due for such year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more

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accurate. After the end of each calendar year, Landlord shall deliver to Tenant a report setting forth the actual Expenses and Taxes for such calendar year and a statement of the amount of Adjustment Rent that Tenant has paid and is payable for such year. Tenant acknowledges that actual Taxes for a calendar year may not be determined until after actual Expenses for such calendar year are determined. Accordingly, Tenant acknowledges that Landlord may report the actual Expenses and actual Taxes for a calendar year separately. Within thirty (30) days after receipt of such report or reports, Tenant shall pay to Landlord the amount of Adjustment Rent due for such calendar year minus any payments of Adjustment Rent made by Tenant for such year, it being acknowledged by Tenant that in the event Landlord separately reports actual Expenses and actual Taxes for a calendar year, Landlord may reasonably allocate Adjustment Rent paid by Tenant for such calendar year between Expenses and Taxes for such calendar year. If Tenant’s estimated payments of Adjustment Rent exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against Tenant’s other obligations under this Lease or promptly refund such excess to Tenant if the Term has already expired, provided Tenant is not then in Default hereunder, in either case without interest to Tenant. Tenant shall have the right to inspect and/or audit (using independent consultants, if desired, so long as such consultants are either a nationally recognized public accounting firm or are not working for Tenant on a contingency fee basis), Landlord’s accounting records relative to Expenses and Taxes during normal business hours within forty-five (45) days following the furnishing to Tenant of the annual statement of Adjustment Rent. Unless Tenant takes written exception to such statement within such time period, such statement shall be considered as final and accepted by Tenant. If Tenant’s inspection or audit reveals an overcharge or undercharge in the amount owing, then an appropriate adjustment shall be made.

(iii) Notwithstanding anything in this Section of the Lease to the contrary, but only if Tenant is not in monetary Default, Tenant shall be entitled to a partial abatement of Base Rent from the Commencement Date through May 31, 2005 (the “Rent Abatement Period”). The Base Rent abated during each month of the Rent Abatement Period shall be $3,800.00. The total amount of Base Rent abated during the Rent Abatement Period is herein collectively referred to as the “Abated Rent.” Notwithstanding the foregoing, if Landlord terminates this Lease or, without terminating this Lease, terminates Tenant’s right to possession of the Premises, then, in addition to all other rights and remedies available to Landlord, an amount equal in the total Abated Rent shall immediately become due and payable. The payment by Tenant of the Abated Rent in the event of a default shall not limit or affect any of Landlord’s other rights pursuant to this Lease or at laws or in equity.

C. Payment of Rent. The following provisions shall govern the payment of Rent: (i) if this Lease commences or ends on a day other than the first day or last day of a calendar year, respectively, the Rent for the year in which this Lease so begins or ends shall be prorated on a per diem basis, and the monthly installments shall be adjusted accordingly; (ii) all Rent shall be paid to Landlord without offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) if during all or any portion of any year the Building is not fully rented and occupied (fully rented and occupied shall mean that ninety-five percent (95%) of the Rentable Square Feet of the Building is occupied by tenants under lease), Landlord may elect to make an appropriate adjustment of variable Expenses and Taxes, respectively, for such year to determine the Expenses and Taxes, respectively, that would have been paid or incurred by Landlord had the Building been fully rented and occupied for the entire year and the amount so determined shall be deemed to have been the Expenses and Taxes, respectively, for such year; (iv) any sum due from Tenant to Landlord which is not paid when due shall bear interest from the date due until the date paid at the annual rate of five percentage (5%) points above the rate then most recently announced by Wells Fargo Bank or its successor as its corporate base lending rate, from time to time in effect, but in no event higher than the maximum rate permitted by law (the

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“Default Rate”) (provided, however, that Landlord shall not charge Tenant such Default Rate if Tenant cures such failure to pay any sum due within five (5) business days; provided further, however, that Landlord shall only be obligated to provide, and Tenant shall only have such cure period, two (2) times during any twelve (12) consecutive calendar month period); and, in addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five (5) days after its due date equal to five percent (5%) of such payment; (v) if changes are made to this Lease or the Building changing the number of square feet contained in the Premises or in the Building, Landlord shall make an appropriate adjustment to Tenant’s Proportionate Share; (vi) in the event of the termination of this Lease prior to the determination of any Adjustment Rent, Tenant’s agreement to pay any such sums and Landlord’s obligation to refund any such sums (provided Tenant is not in Default hereunder) shall survive the termination of this Lease; (vii) no adjustment to the Rent by virtue of the operation of the rent adjustment provisions in this lease shall result in the payment by Tenant in any year of less than the Base Net Rent shown on the Schedule; (viii) Landlord may at any time change the fiscal year of the Building: (ix) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due; and (x) if Landlord fails to give Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year, Tenant shall continue to pay Adjustment Rent at the rate for the previous calendar year until Landlord delivers such estimate, at which time Tenant shall pay retroactively the increased amount for all previous months of such calendar year.

D. Allocation of Rent Abatement for Tax Purposes. Landlord and Tenant agree that no portion of the Rent paid by Tenant during the portion of the term of this Lease occurring after the expiration of the Rent Abatement Period shall be allocated, for income tax purposes, nor is such rent intended by the parties to be allocable, for income tax purposes, to any Rent Abatement Period.

3. USE. Tenant agrees that is shall occupy and use the Premises only as non-governmental business offices and for no other purposes. Tenant shall, at its own cost and expense, comply with all federal, state and municipal laws, ordinances, rules and regulations issued by any governmental authority and all covenants, conditions and restrictions of record which relate in the condition, use or occupancy of the Premises. Without limiting the foregoing, Tenant shall not cause, nor permit, any hazardous or toxic substances to be brought upon, produced, stored, used, discharged or disposed of in, on or about the Premises without the prior written consent of Landlord and then only in compliance with all applicable environmental laws.

4. CONDITIONS OF PREMISES. Tenant’s taking possession of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises, Building, or Common Areas of the Building or Project (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises, Building, or Common Areas of the Building or Project, have been made by or on behalf of Landlord or relied upon by Tenant, except as may be stated in the Workletter attached hereto as Exhibit B (the “Workletter”). If the Premises are ready for occupancy, and Landlord is otherwise able to do so, Landlord will allow Tenant to take possession of the Premises before the Commencement Date. If Tenant takes possession before the Commencement Date, all of the covenants and conditions of this Lease, other than the payment of Base Rent, shall control such pre-Term occupancy. Nothing herein shall require Landlord to make any efforts whatsoever to make the Premises available for occupancy in advance of the Commencement Date. Landlord’s delivery of possession to Tenant before the Commencement Date shall not operate to change the Commencement Date, Expiration Date, or Term.

5. BUILDING SERVICES.

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A. Basic Services. So long as Tenant is not in Default hereunder, Landlord shall furnish the following services: (i) heating, ventilating and air conditioning to provide a temperature condition required, in Landlord’s reasonable judgment, for comfortable occupancy of the Premises under normal business operations, daily from 8:00 A.M. to 6:00 P.M. (Saturday from 8:00 A.M. to 1:00 P.M.), Sundays and holidays excepted; (ii) water for drinking, and, subject to Landlord’s approval, water at Tenant’s expense for any private restrooms and office kitchen requested by Tenant; (iii) men’s and women’s restrooms at locations designated by Landlord, in common with other tenants of the Building; (iv) janitorial service in the Premises and Common Areas consistent with or higher than the standards set forth on Exhibit C attached hereto; (v) maintenance of exterior Common Area, including snow removal as necessary and maintenance of the landscaped areas; (vi) passenger elevator service in common with Landlord and other tenants of the Building, 24 hours a day, 7 days a week; (vii) fright elevator service daily, weekends and holidays excepted, upon request of Tenant and subject to scheduling and reasonable charges by Landlord; and (vii) parking for Tenant’s employees and visitors in the designated outdoor parking areas of the Common Areas of the Project on a first come, first served basis in common with the employees and visitors of Landlord and other tenants of the Project, subject to such reasonable rules and regulations which Landlord may establish from time to time.

B. Electricity. The Premises shall be separately metered for electrical use. Electricity shall be distributed to the Premises either by the electric utility company servicing the Building or, at Landlord’s option, by Landlord; and Landlord shall permit Landlord’s wire and conduits, to the extent available, suitable and safely capable, to be used for such distribution. If and so long as Landlord is distributing electricity to the Premises, Tenant shall obtain all of its electricity from Landlord and shall pay all of Landlord’s charges, which charges shall be based on meter readings. If the electric utility company is distributing electricity to the Premises, Tenant at its cost shall make all necessary arrangements with the electric utility company for metering and paying for electric current furnished to the Premises. All electricity used during the performance of janitor service in the Premises, or the making of any alterations or repairs to the Premises, or the operation of any special air conditioning systems serving the Premises shall be paid for by Tenant.

C. Telephones. Tenant shall arrange for telephone service directly with one or more of the public telephone companies servicing the Building and shall be solely responsible for paying for such telephone service. If Landlord acquires ownership of the telephone cables in the Building at any time, Landlord shall permit Tenant to connect to such cables on such terms and conditions as Landlord may prescribe. In no event does Landlord make any representation or warranty with respect to telephone service in the Building and Landlord shall have no liability with respect thereto.

D. Additional Services. Landlord shall not be obligated to furnish any services other than those stated above. If Landlord elects to furnish services requested by Tenant in addition to those stated above (including services at times other than those stated above), Tenant shall pay one hundred fifteen percent (115%) of Landlord’s actual cost to furnish such services. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant and in addition to all other remedies available to Landlord, discontinue any additional services. No discontinuance of any such service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant’s use of the Premises. In addition, if Tenant’s concentration of personnel or equipment adversely affects the temperature or humidity in the Premises or the Building, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay one hundred fifteen percent (115%) of the cost of installation, operation and maintenance thereof.

E. Failure or Delay in Furnishing Services. Tennant agrees that Landlord shall not be liable for damages for failure or delay in furnishing any service stated above if such failure or delay is

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caused, in whole or in part, by any one or more of the events stated in Section 25.I below, nor shall any such failure or delay be considered to be an eviction or disturbance of Tennant’s use of the Premises, or relieve Tenant from its obligation to pay any Rent whom due or from any other obligations of Tennant under this Lease.

F. Tenant’s Reserved Parking. During the Term, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant a total of one (1) reserved spaces (the “Spaces”) in the Building’s underground parking garage (“Garage”) for the use of Tenant and its employees. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Spaces. During the Term, Tenant shall pay Landlord, as additional Rent payable at the same time and in the same manner as monthly installments of Base Net Rent payable hereunder, the sum of $1540.00 per month, plus applicable tax thereon, if any, for each Space leased by Tenant hereunder, as such rates may be adjusted from time-to-time to reflect the then current rate for parking in the Garage. Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage regardless of whether such loss or heft occurs when the Garage or other areas therein are locked or otherwise secured. Landlord shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Garage, the Spaces and the use thereof. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto. Landlord shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage. Landlord may elect to provide parking cards or keys in control access to the Garage. In such event, Landlord shall provide Tennant with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

6. RULES AND REGULATIONS. Tenant shall observe and comply, and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the Rules and Regulations listed on Exhibit D attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time. Landlord shall not be liable for failure of any person to obey the Rules and Regulations. Landlord shall not be obligated to enforce the Rules and Regulations against any person, and the failure of Landlord to enforce any such Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith, provided, however, that Landlord shall not discriminate against Tenant in the enforcement of such Rules and Regulations.

7. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which may be exercised without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the premises and shall not give rise to any claim for set-off or abatement of rent or any other claim: (a) to change the name or street address of the Building or Project or the suite number of the Premises; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building or Project; (c) to make repairs, decorations, alterations, additions or improvements, whether structural or otherwise, in and about the Building or Project, and for such purposes to enter upon the Premises, temporarily close doors, corridors and other areas of the Building and interrupt or temporarily suspend services or use of Common Areas of the Building or Project, and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tennant’s request; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (e) to grant to any persons or to reserve unto itself the exclusive right to contact any business or render any service in the Building; provided, however, that no such grant shall prohibit Tenant the using the Premises for the Permitted Use; (f) to show or inspect the Premises at reasonable times and,

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if vacated or abandoned, to prepare the Premises for reoccupancy; (g) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant’s use of the Premises; (h) to take any other action which Landlord deems reasonable in connection with the operation, maintenance, marketing or preservation of the Building or Project; and (i) to approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about or out of the Building or Premises only at such times and in such manner as Landlord shall direct, at Tenant’s sole risk and responsibility.

8. MAINTENANCE AND REPAIRS. Tenant, at its expense, shall maintain and keep the Premises in good order and repair at all times during the Term. Landlord shall perform any maintenance or make any repairs to the Building, Common Areas or Premises as Landlord shall desire or deem necessary for the safety, operation or preservation of the Building and Common Areas, or as Landlord may be required or requested to do by the order or decree of any court or by any other proper authority. Tenant shall reimburse Landlord for any such maintenance or repairs of the Premises.

9. ALTERATIONS.

A. Requirements. Tenant shall not make any replacement, alteration, improvement or addition to or removal from the Premises (collectively an “alteration”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. In the event Tenant proposes to make any alteration, Tenant shall, prior to commencing such alteration, submit to Landlord for prior written approval: (i) detailed plans and specifications; (ii) the names, addresses and copies of contracts for all contractors; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (iv) certificates of insurance in form and amounts required by Landlord, naming Landlord, its managing agent and any other parties designated by Landlord as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such alteration. Tenant agrees to pay Landlord’s reasonable charges for review of all such items and supervision of the alteration. Neither approval of the plans and specifications nor supervision of the alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such alteration with applicable law. Tenant shall pay the entire cost of workmanship or the compliance of such alteration with applicable law. Tenant shall pay the entire cost of the alteration and, if requested by Landlord, shall deposit with Landlord, prior to the commencement of the alteration, security for the payment and completion of the alteration in form and amount required by Landlord. Each alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building. In addition, each alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements, including, without limitation, the Americans with Disabilities Act. Each alteration shall be performed by Landlord or under Landlord’s supervision, and in harmony with Landlord’s employees, contractors and other tenants. Each alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant’s furniture, equipment and trade fixtures) shall become Landlord’s property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such alteration at Tenant’s sole cost and expense in accordance with the provisions of Section 15 of this Lease, which required removal shall be specified by Landlord when Landlord consents to Tenant’s requested alterations.

Notwithstanding anything contained herein to the contrary, Tenant may perform alterations to the interior of the Premises up to two (2) times per calendar year without Landlord’s prior written consent, provided such alterations (or the performance thereof) do not (i) affect the mechanical, electrical, HVAC,

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life safely or other Building operating systems, (ii) affect the structural components of the Building or require penetration of the floor or ceiling of the Premises, (iii) involve the use or disturbance of any hazardous or toxic materials, or (iv) cost more than ten thousand dollars ($10,000.00) in any calendar year, and further provided that Tenant gives Landlord prior written notice of such alterations (including plans showing any alterations affecting walls or other structures within the Premises), and further provided that such alterations (and the performance thereof) shall otherwise be in compliance with the provisions of this Article 9 (except for the requirement of Landlord’s consent). Additionally, notwithstanding anything contained herein to the contrary, if the alteration consists solely of carpeting and repainting, Landlord shall not charge Tenant a supervisory fee for such alteration.

B. Liens. Upon completion of any alteration, Tenant shall promptly furnish Landlord with sworn owner’s and contractors’ statements and full and final waivers of lien covering all labor and materials included in such alteration. Tenant shall not permit any mechanic’s lien to be filed against the Project or Building, or any part thereof, arising out of any alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within ten (10) days thereafter have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same, and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.

10. INSURANCE. In consideration of the leasing of the Premises at the rent stated herein, Landlord and Tenant agree to provide insurance and allocate the risks of loss as follows:

A. Tenant’s Insurance. Tenant, at its sole cost and expense but for the mutual benefit of Landlord and Tenant (when used in this Section 10.A. the term “Landlord” shall include Landlord’s members, managers, partners, beneficiaries, officers, agents, servants and employees and the term “Tenant” shall include Tenant’s members, managers, partners, beneficiaries, officers, agents, servants and employees), agrees to purchase and keep in force and effect during the term hereof, insurance, under policies issued by insurers of recognized responsibility licensed to do business in the State of Illinois with a Best’s rate of A-/VIII or better, on all alterations, additions, and improvements owned by Tenant, and on all personal property located in the Premises, protecting Landlord and Tenant from damage or other loss caused by fire or other casualty, including but not limited vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage, water damage (however caused), explosion, malfunction or failure of heating and cooling or other apparatus, and other similar risks in amounts not less than the full insurable replacement value of such property. Such property insurance shall provide that it is specific and non-contributory and shall contain a replacement cost endorsement. Such insurance shall also contain a clause pursuant to which the insurance carriers waive all rights of subrogation against the Landlord with respect to losses payable under such policies.

Tenant also agrees to maintain commercial general liability insurance covering Tenant as the insured party, and naming Landlord as an additional insured, against claims for bodily injury and death and property damage occurring in or about the Premises, with limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) general aggregate. Landlord may require Tenant to increase such limits, provided, however, that any such increased limits shall be consistent with limits required of tenants in similar buildings in the Northbrook, Illinois, area.

Such insurance policies of Tenant shall name Landlord and Landlord’s agents and affiliates designated by Landlord as additional insureds. Such policies shall not be subject to deductible amounts in

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excess of $10,000.00. Tenant shall, prior to commencement of the term, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days’ prior written notice to Landlord and Tenant. In the event Tenant shall fail to procure such insurance, Landlord may at its option after giving Tenant no less than ten (10) days’ prior written notice of its election to do so procure the same for the amount of Tenant and the cost thereof shall be paid to Landlord as additional rent upon receipt by Tenant of bills therefor.

B. Landlord’s Insurance. Landlord agrees to purchase and keep in force and effect commercial general liability insurance in an amount not less than Three Million Dollars ($3,000,000.00) and insurance on the base Building improvements (not including, however, any tenant Improvements, alterations or additions) against fire or other casualty, including but not limited to vandalism and malicious mischief, perils covered by extended coverage, sprinkler leakage, water damage (however caused), explosion, malfunction or failure of heating and cooling or other apparatus, and other similar risks in a commercially reasonable amount.

C. Risk of Loss. By this Section 10, Landlord and Tenant intend that the risk of loss or damage as described above the home by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and to seek recovery only from, their respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is provided hereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. Landlord and Tenant agree that applicable portions of all monies collected from such insurance shall be used toward the full compliance with the obligations of Landlord and Tenant under this Lease in connection with damage resulting from fire or other casualty.

11. TENANTS AND LANDLORD’S RESPONSIBILITIES.

A. Tenant’s Responsibilities. To the extent permitted by law, Tenant shall assume the risk of responsibility for, have the obligation to insure against, and indemnify Landlord and hold it harmless from, any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in or on the Premises, regardless of cause, except for any loss or damage caused by the gross negligence or willful misconduct of Landlord, and its employees and agents, and Tenant hereby releases Landlord from any and all liability for same. Tenant’s obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including reasonable attorneys’ fees, incurred in connection therewith.

B. Landlord’s Responsibilities. To the extent permitted by law, Landlord shall assume the risk of responsibility for, have the obligation to insure against, and indemnify Tenant and hold it harmless from, any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Common Areas or Building, excluding the Premises, regardless of cause, except for any loss or damage caused by the gross negligence or willful misconduct of Tenant, and its employees and agents, and Landlord hereby releases Tenant from any and all liability for same. Landlord’s obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including reasonable attorneys’ fees, incurred in connection therewith.

12. FIRE OR OTHER CASUALTY.

A. Destruction of the Building or Common Areas. If the Building or Common Area should be substantially destroyed (which, as used herein, means destruction or damage to at least fifty

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percent (50%) of the Building or Common Areas, as the cause may be) by fire or other casualty, either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within thirty (30) days of such casualty. In such event, the rent shall be apportioned to and shall cease as of the date of such casualty. In the event neither party exercises this option, then the Premises shall be reconstructed and restored, at Landlord’s expense, to substantially the same condition as they were prior to this casualty.

B. Destruction of the Premises. If the Premises are damaged, in whole or in part, by fire or other casualty, but the Building is not substantially destroyed as provided above, then the parties hereto shall have the following options:

(i) If, in Landlord’s reasonable judgment, the Premises cannot be reconstructed or restored within one hundred eighty (180) days of such casualty to substantially the same condition as they were in prior to such casualty, Landlord may terminate this Lease by written notice given to Tenant within sixty (60) days of the casualty. If, in Landlord’s reasonable judgment, the Premises cannot be reconstructed or restored within one hundred eighty (180) days of such casualty to substantially the same condition as they were in prior to such casualty, but nonetheless Landlord does not so elect to terminate this Lease, then Landlord shall notify Tenant, within sixty (60) days of the casualty, of the amount of time necessary, as reasonably estimated by Landlord, to reconstruct or restore the Premises. After receipt of such notice from Landlord, Tenant may elect to terminate this Lease. This election shall be made by Tenant by giving written notice to Landlord within fifteen (15) days after the date of Landlord’s notice. If neither party terminates this Lease pursuant to the foregoing, Landlord shall proceed to reconstruct and restore the Premises to substantially the same condition as they were in prior to the casualty. In such event this Lease shall continue in full force and effect to the balance of the term, upon the same terms, conditions and covenants as are contained herein; provided, however, that the Rent shall be abated in the proportion which the approximate area of the damaged portion bears to the total area in the Premises, from the date of the casualty until substantial completion of the reconstruction of the Premises.

Notwithstanding the above, if the casualty occurs during the last twelve (12) months of the term of this Lease, either party hereto shall have the right to terminate this Lease as of the date of the casualty, which right shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this right is exercised, Rent shall be apportioned to and shall cease as of the date of the casualty. After a casualty occurs during the last twelve (12) months of the term of the Lease, Tenant may not exercise any renewal options without first obtaining Landlord’s written consent.

Additionally, notwithstanding anything contained herein to the contrary, Landlord shall have no duty to repair or restore the Premises, Common Areas or Building if the damage is due to an uninsurable casualty, or if insurance protocols are insufficient to pay for such repair or restoration, or if the holder of any mortgage, deed of trust or similar instrument supplies proceeds of Insurance to reduce its loan balance and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration.

(ii) If, in Landlord’s reasonable judgment, the Premises are able to be restored within one hundred eighty (180) days of such casualty to substantially the same condition as they were prior to such casualty, Landlord shall notify Tenant, within sixty (60) days of the casualty, and Landlord shall then proceed to reconstruct and restore the damaged portion of the Premises, at Landlord’s expense, to substantially the same condition as it was prior to the casualty. Rent shall be abated in the proportion which the approximate area of the damaged portion bears to the total

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HORIZON - CONFIDENTIAL

area in the Premises, from the date of the casualty until substantial completion of the reconstruction repairs, and this Lease shall continue in full force and effect to the balance of the term, upon the same terms, conditions and covenants as are contained herein. Notwithstanding the foregoing, however, Rent shall not abate if and to the extent Tenant receives proceeds of rent loss insurance, it being the intent, as more fully provided in Section 10.C above, that such risk of loss be borne by the responsible insurance carrier.

(iii) In the event Landlord undertakes reconstruction or restoration of the Premises pursuant to subparagraph (i) or (ii) above, Landlord shall use reasonable diligence in completing such reconstruction repairs. If Landlord fails to substantially complete the same within one hundred eighty (180) days from the date of this casualty (or such longer time period specified in Landlord’s notice if Tenant elected not to terminate the Lease but to require Landlord to reconstruct or restore the Premises), then the foregoing time period shall be extended to the time period set forth in Landlord’s notice plus ninety (90) additional days. Unless such occasion is a result of any of the occurrences set forth in Section 25.J below, Tenant may, at its option, terminate this Lease upon giving Landlord thirty (30) days prior written notice to this effect, whereupon both parties shall be released from all further obligations and liabilities hereunder.

C. Casualty Due to Tenant’s Fault. Notwithstanding anything to the contrary contained in this Section 12, in the event any damage to the Premises, Common Areas or the Building is caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors, or as a result of any Default by Tenant in the performance of any of its obligations under this Lease, Tenant shall not have the right to terminate the Lease as provided in this Section 12 nor shall Rent be abated during any period of reconstruction and/or restoration of the Premises.

13. CONDEMNATION. If the Premises or the Building is rendered untenantable by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30) days after such condemnation, in which event this Lease shall terminate effective as of the date of such condemnation. If this Lease so terminates, Rent shall be paid through and apportioned as of the date of such condemnation. If such condemnation does not render the Premises or the Building untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition existing prior to the condemnation. In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority. Landlord reserves all rights to compensation for any condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such compensation, and Tenant shall make no claim against Landlord or the condemning authority for compensation for termination of Tenant’s leasehold under this Lease or interference with Tenant’s business. Notwithstanding the foregoing, Tenant shall have the right to assert a separate claim for an award for moving expenses and personal property so long as such separate award does not materially adversely affect the award otherwise payable to Landlord.

14. ASSIGNMENT AND SUBLETTING.

A. Landlord’s Consent. Tenant shall not, without the prior written consent of Landlord: (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a “Transfer”) occurring without the prior written consent of Landlord shall be void and of no effect. Landlord’s consent to any Transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future Transfer. Landlord’s consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or

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obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereafter. For the purposes of this paragraph, the transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant (other than the shares of the capital stock of a corporate Tenant whose stock is publicly traded), the merger, consolidation or reorganization of such Tenant, the transfer of all or any general partnership interest in any partnership Tenant, or the transfer of all or any membership interest in any limited liability company Tenant, shall be considered a Transfer.

B. Standards for Consent. If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least thirty (30) days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may require about the proposed Transfer and the transferee, together with a non-refundable processing fee in the amount of five hundred dollars ($500.00). If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 14.C, Landlord shall not unreasonably withhold its consent to any assignment or sublease, which consent or lack thereof shall be provided within thirty (30) days of receipt of Tenant’s notice. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building or Project; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) the transferee is a tenant of or negotiating for space in the Building or Project; (iv) the transferee is a governmental unit; (v) Tenant is in Default under this Lease; (vi) in the judgment of Landlord, such a Transfer would violate any term, condition, covenant or agreement of the Landlord involving the Building or Project or any other tenant’s lease within it; or (vii) any other basis which Landlord reasonably deems appropriate. If Landlord wrongfully withholds its consent to any Transfer, Tenant’s sole and exclusive remedy therefor shall be to seek specific performance of Landlord’s obligation to consent to such Transfer; provided, however, that if it is determined by a court of competent jurisdiction that Landlord willfully wrongfully withheld its consent, Tenant shall be entitled to its direct damages suffered as a result of such willful wrongful withholding. If Landlord consents to any Transfer, Tenant shall pay to Landlord fifty percent (50%) of all rent and other consideration received by Tenant in excess of the Rent paid by Tenant hereunder for the portion of the Premises so transferred. Such rent shall be paid as and when received by Tenant. In addition, Tenant shall pay to Landlord any reasonable attorneys’ or other fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer.

C. Recapture. Landlord shall have the right to terminate this Lease as to that portion of the Premises covered by a Transfer. Landlord may exercise such right to terminate by giving notice to Tenant at any time within thirty (30) days after the date on which Tenant has furnished to Landlord all of the Rent required under Section 14.B. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises (with appropriate demising partitions erected at the expense of Tenant) on the later of (i) the effective date of the proposed Transfer; or (ii) sixty (60) days after the date of Landlord’s notice of termination. In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof.

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HORIZON - CONFIDENTIAL

D. Assignment or Sublet to an Affiliate. Notwithstanding anything to the contrary in this Section 14, Landlord’s consent shall not be required for an assignment or sublet to an Affiliate (as hereinafter defined), and the provisions of Section 14.C above shall not be applicable to such assignment or sublet, as long as (i) Tenant provides to Landlord evidence, in form and substance satisfactory to Landlord, that such Affiliate has a net worth and creditworthiness no less than the greater of the net worth and creditworthiness of Tenant (a) as of the date of this Lease and (b) as of the date of such assignment or sublease, (ii) Tenant is not in Default under this Lease, and (iii) Tenant gives reasonable advance notice to Landlord of the proposed assignment or sublet. No such Transfer to an Affiliate, however, shall release Tenant from any liability or obligation under this Lease. As used herein, “Affiliate” shall mean any entity (1) which then owns and controls Tenant; (2) is then owned and controlled by Tenant; (3) is then owned and controlled by an entity described in (1); (4) with which Tenant merges or consolidates; or (5) which acquires all or substantially all of the capital stock, other ownership interests, or assets of Tenant. In addition, Tenant may, without Landlord’s consent and without a formal assignment or sublet, (i) permit its Affiliate Cane Sweeny to occupy a portion of the Premises, and (ii) permit either of its Affiliates to occupy a portion of the Premises from time to time, so long as (1) the portion of the Premises occupied by each such Affiliate comprises less than 10% of the Rentable Square Feet of the Premises, (2) the portions of the Premises occupied by all such Affiliates at any time comprise less than 20% of the Rentable Square Feet of the Premises, and (3) Tenant demonstrates to Landlord’s reasonable satisfaction both that the business of each such Affiliate is in keeping with the standards or criteria used by Landlord in leasing the Building or Project, and that such Affiliate’s occupancy would violate no term, condition, covenant or agreement of the Landlord involving the Building or Project or any other tenant’s lease within it.

15. SURRENDER. Upon termination of the Term or Tenant’s right to possession of the Premises, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and damage by fire or other casualty excepted. If Landlord requires Tenant to remove any alterations pursuant to Section 9, then such removal shall be done in a good and workmanlike manner, and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such alterations. If Tenant does not remove such alterations after requests to do so by Landlord, Landlord may remove the same and restore the Premises, and Tenant shall pay the cost of such removal and restoration to Landlord upon demand. Notwithstanding the above, Tenant shall not be required to remove the Work, as defined in the Workletter. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to termination of the Term or Tenant’s right to possession of the Premises. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant, or at Landlord’s sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant’s expense, which shall be 115% of Landlord’s actual cost of removal, without notice to Tenant and without obligation to compensate Tenant.

16. DEFAULTS AND REMEDIES.

A. Default. The occurrence of any of the following shall constitute a default (a “Default”) by Tenant under this Lease: (i) Tenant fails to pay any Rent when due and such failure is not cured within five (5) days after notice from Landlord (which notice may be in the form of a Landlord statutory five (5) day notice); (ii) Tenant fails to perform any other provision of this Lease and such failure is not cured within twenty (20) days (or immediately if the failure involves a hazardous condition) after notice from Landlord, provided, however, that if Tenant’s failure cannot reasonably be cured within said twenty (20) day period, Tenant shall be allowed additional time (not to exceed an additional thirty (30) days) as is reasonably necessary to cure such failure so long as Tenant commences to cure the failure within said initial twenty (20) days and thereafter diligently pursues a course of action that will cure the failure; (iii) the leasehold interest of Tenant is levied upon or attached under process of law; (iv) Tenant abandons or vacates the Premises without notice to Landlord; or (v) any voluntary or involuntary proceedings are

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HORIZON - CONFIDENTIAL

filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within thirty (30) days after filing, Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. Tenant expressly waives the service of any statutory demand or notice which is a prerequisite to Landlord’s commencement of eviction proceedings against Tenant, including the demands and notices specified in 735 ILCS §§ 5/9-209 and 5/9-210.

B. Right of Re-Entry. Upon the occurrence of a Default, Landlord may elect to terminate this Lease or, without terminating this Lease, terminate Tenant’s right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord. Tenant grants to Landlord the right to enter and repossess the Premises and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord’s rights to Rent or any other right given to Landlord hereunder or by operation of law.

C. Termination of Right to Possession. If Landlord terminates Tenant’s right to possession of the Premises without terminating this Lease, Landlord may relet the Premises or any part thereof. In such case, landlord shall use reasonable efforts to relet the Premises on such terms as Landlord shall reasonably deem appropriate; provided, however, Landlord may first lease Landlord’s other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. Tenant shall reimburse Landlord for the costs and expenses of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration, redecorating, repairs and other expenses incurred to secure a new tenant for the Premises. In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

D. Termination of Lease. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which Landlord’s estimate of the aggregate amount of Rent owing from the date of such termination through the Expiration Date plus Landlord’s estimate of the aggregate expenses of reletting the Premises, exceeds Landlord’s estimate of the fair rental value of the Premises for the same period (after deducting from such fair rental value the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant) both discounted to present value at the rate of three percent (3%) per annum.

E. Other Remedies. Landlord may, but shall not be obligated to, perform any obligation of Tenant under this Lease, and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity; (ii) shall be cumulative; and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

F. Bankruptcy. If Tenant becomes bankrupt, the bankruptcy trustee shall not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code, and Landlord expressly reserves all of its rights, claims and remedies thereunder.

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G. Waiver of Trial by Jury. Landlord and Tenant waive trial by jury in the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the either in connection with this Lease.

H. Venue. If either Landlord or Tenant desires to bring an action against the other in connection with this Lease, such action shall be brought in the federal courts located in Chicago, Illinois, or state courts located in Cook County, Illinois. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

17. HOLDING OVER. If Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant’s right to possession of the Premises, Tenant shall pay Rent during such holding over at 150% (increasing to 200% if such a holdover lasts more than sixty (60) days) times the rate in effect immediately preceding such holding over computed on a monthly basis for such month or partial month that Tenant remains in possession. Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant’s holding over. In addition, at any time while Tenant remains in possession, Landlord may elect instead, by written notice to Tenant and not otherwise, to have such retention of possession constitute a renewal of this Lease for one (1) year for the fair market rental value of the Premises as reasonably determined by Landlord but in no event less than the Rent payable immediately prior to such holding over. The provisions of this section do not waive Landlord’s right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant’s remaining in possession or be construed as creating or removing any lease or right of tenancy between Landlord and Tenant.

18. SECURITY. To secure Tenant’s obligations under this Lease, Tenant shall provide Landlord a letter of credit in accordance with the following terms, provisions and conditions:

(a)	Upon execution of this Lease, Tenant shall deliver to Landlord an unconditional, irrevocable standby letter of credit (“Letter of Credit”), in a form acceptable to Landlord, which satisfies the following requirements:

(i)	is issued by a federal or state chartered bank that has total assets of at least $1 billion, as determined in accordance with generally accepted accounting principles, consistently applied, and that is otherwise acceptable to Landlord (“Issuer”).

(ii)	names Landlord a beneficiary;

(iii)	has a term ending not less than one year after the date of issuance;

(iv)	automatically renews for one (1)-year periods unless Issuer notifies beneficiary in writing, at least sixty (60) days prior to the expiration thereof (but not beyond the day which is seventy-five (75) days after the last day of the Term hereof), that Issuer elects not to renew the Letter of Credit;

(v)	provides for payment to Landlord upon a Draw Event (as such term is defined in subsection (d) hereof) of immediately available funds (denominated in United States dollars) in the applicable amount set forth in subsection (b);

(vi)	provides that draws may be presented, and are payable, at Issuer’s letterhead office or any other full service office of Issuer;

(vii)	is payable in sight drafts which require the beneficiary to state only

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HORIZON - CONFIDENTIAL

that the draw is payable to the order of beneficiary in the amount of the requested draw due to the occurrence of a Draw Event;

(viii)	permits partial and parallel draws;

(ix)	permits multiple transfers by beneficiary (provided, however, that Tenant will be required to pay any required transfer fees only in the case of a transfer in connection with the sale of the Property);

(x)	waives any right that Issuer may have, at law or otherwise, to subrogate to any claims beneficiary may have against applicant; and

(xi)	is governed by the International Standby Practices 1998, published by the International Chamber of Commerce.

The Letter of Credit (as transferred, extended, renewed or replaced) must be maintained during the entire Term, as extended or renewed, and for a period of seventy-five (75) days thereafter.

(b)	The face amount of the Letter of Credit required hereunder (and from time to time, Tenant may substitute a revised Letter of Credit in the then-required amount hereunder and otherwise complying with this Section 18) will be as follows:

Period	Required Face Amount of Letter of Credit
Execution of Lease to 1/3106	$300,000.00
2/1/06 – 1/31/07	$225,000.00
2/1/07 – 1/31/08	$150,000.00
2/1/08 – Expiration Date	$50,000.00

Tenant acknowledges and agrees, however, that it may not reduce the face amount of the Letter of Credit if, on the date upon which such reduction otherwise would be authorized as set forth above, Tenant is then in Default.

(c)	Landlord may freely transfer the Letter of Credit in connection with an assignment of this Lease without (i) Tenant’s consent, (ii) restriction on the number of transfers, or (iii) condition, other than presentment to Issuer of the original Letter of Credit and Issuer’s standard form of transfer document. Tenant is solely responsible for any bank fees or charges imposed by Issuer in connection with the issuance of the Letter of Credit or any transfer, renewal, extension or replacement thereof. Landlord may, at its option and without notice to Tenant, elect to pay any transfer fees to Issuer when due, and upon payment, such amount will become immediately due and payable from Tenant to Landlord as Additional Rent under this Lease;

(d)	“Draw Event” means the occurrence of any of the following events:

(i)	Tenant fails to pay fully any item of Rent as and when due, and such failure continues for a period of forty-five (45) days;

(ii)	Any other Default;

(iii)	Tenant holds over or remains in possession of the Premises after the

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HORIZON - CONFIDENTIAL

Expiration Date without Landlord’s express written consent;

(iv)	Tenant fails to renew the Letter of Credit, or replace it with a new Letter of Credit that meets all criteria set forth in this Section 18, at least thirty (30) days prior to the stated expiration of the then-current Letter of Credit.

(e)	Immediately upon the occurrence of any one or more Draw Events, and at any time thereafter, Landlord may draw on the Letter of Credit, in whole or in part (if a partial draw is made, Landlord may make multiple draws), as Landlord may determine in Landlord’s sole and absolute discretion. The term “Draw Proceeds” means the cash proceeds of any draw or draws made by Landlord under the Letter of Credit. Any delays by Landlord in drawing on the Letter of Credit or using the Draw Proceeds will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds. Landlord will hold the Draw Proceeds in its own name and may co-mingle the Draw Proceeds with other accounts of Landlord or invest them as Landlord may determine in its sole and absolute discretion. In addition to any other rights and remedies Landlord may have, Landlord may, in its sole and absolute discretion and at any time or from time to time, use and apply all or any portion of the Draw Proceeds to pay Landlord for any one or more of the following:

(i)	Rent or any other sum which from time to time is past due, or to which Landlord is otherwise entitled under the terms of this Lease, whether due to the passage of time, the existence of a default or otherwise;

(ii)	any and all reasonable and actual out-of-pocket amounts incurred or expended by Landlord in connection with the exercise and pursuit of any one or more of Landlord’s rights or remedies under this Lease, including, without limitation, reasonable attorneys’ fees and costs;

(iii)	any and all reasonable and actual out-of-pocket amounts incurred or expended by Landlord in obtaining the Draw Proceeds, including, without limitation, reasonable attorneys’ fees and costs; or

(iv)	any and all other damage, injury, expense or liability caused to or incurred by Landlord as a result of any Default, Draw Event or other breach, failure or default by Tenant under this Lease.

To the extent that Draw Proceeds exceed the amounts so applied, such excess Draw Proceeds will be deemed paid to Landlord to establish a credit on Landlord’s books in the amount of such excess, which credit may be applied by Landlord thereafter, in Landlord’s sole and absolute discretion, to any of Tenant’s obligations to Landlord under this Lease as and when they become due. Following any use or application of the Draw Proceeds, Tenant, if requested by Landlord in writing, must, within ten (10) business days after receipt of Landlord’s request, cause a replacement Letter of Credit to be issued and delivered to Landlord in accordance with this Section 18. Upon Landlord’s receipt of the replacement Letter of Credit, Landlord will deliver the prior original Letter of Credit to Issuer for cancellation (if not theretofore fully drawn). Any unapplied Draw Proceeds will be first applied in accordance with subsection (e) hereof, with the balance thereof to be paid to Tenant at the end of the Term (if not theretofore applied by Landlord as provided in this Section). If it is determined or adjudicated by a court of competent jurisdiction that Landlord was

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not entitled to draw on the Letter of Credit or apply any Draw Proceeds, Tenant may, as its sole and exclusive remedy, (i) cause Landlord to deliver the prior original Letter of Credit to Issuer for cancellation (if not theretofore fully drawn), and (ii) recover from Landlord all of the Draw Proceeds that Landlord was not entitled to draw or apply, together with all out-of-pocket fees, costs and interest expenses actually incurred by Tenant as a direct result of Landlord’s draw on the Letter of Credit or application of any Draw Proceeds; provided, however, that Tenant may exercise its exclusive remedy only after Tenant has caused a replacement Letter of Credit to be issued and delivered to Landlord in accordance with this Section. Anything in this Lease to the contrary notwithstanding, Landlord will not be liable for any indirect, consequential, special or punitive damages incurred by Tenant in connection with either a draw by Landlord on the Letter of Credit or the use or application by Landlord of the Draw Proceeds. Except as expressly provided in this Section with respect to Draw Proceeds that Landlord is adjudicated not to have been entitled to draw or apply, nothing in this Lease or in the Letter of Credit will confer upon Tenant any property right or interest in any Draw Proceeds.

(f)	The Letter of Credit must provide that it will be automatically renewed unless Issuer provides written notice of non-renewal to Landlord at least sixty (60) days prior to the expiration of the Letter of Credit. If written notice of non-renewal is received from the Issuer, Tenant must renew the Letter of Credit or replace it with a new Letter of Credit, at least thirty (30) days prior to the stated expiration of the then-current Letter of Credit. Any renewal or replacement Letter of Credit must meet the criteria set forth in this Section and have a term commencing at least one (1) day prior to the stated the expiration of the immediately prior Letter of Credit.

(g)	If an Issuer Quality Event occurs, Tenant, upon thirty (30) days’ prior written notice from Landlord, must, at Tenant’s own cost and expense, provide Landlord with a replacement Letter of Credit meeting all of the requirements of this Section. The term “Issuer Quality Event” means Issuer’s total assets falling below $1,000,000,000 (as determined in accordance with generally accepted accounting principles, consistently applied).

(h)

Tenant expressly acknowledges and agrees that: (i) the Letter of Credit constitutes a separate and independent contract between Landlord and Issuer; and Tenant has no right to submit a draw to Issuer under the Letter of Credit; (ii) Tenant is not a third-party beneficiary of such contract, and Landlord’s ability to either draw under the Letter of Credit for the full or any partial amount thereof or to apply Draw Proceeds may not, in any way, be conditioned, restricted, limited, altered, impaired or discharged by virtue of any laws to the contrary, including, without limitation, any laws which restrict, limit, alter, impair, discharge or otherwise affect any liability that Tenant may have under this Lease or any claim that Landlord has or may have against Tenant; (iii) except as expressly provided in this Section with respect to Draw Proceeds that Landlord is adjudicated not to have been entitled to draw or apply, neither the Letter of Credit nor any Draw Proceeds will be or become the property of Tenant, and Tenant does not and will not have any property right or interest therein; (iv) Tenant is not entitled to any interest on any Draw Proceeds; (v) neither the Letter of Credit nor any Draw Proceeds constitute an advance payment of Rent, security deposit or rental

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deposit; (vi) neither the Letter of Credit nor any Draw Proceeds constitute a measure of Landlord’s damages resulting from any Draw Event, Default or other breach, failure or default (past, present or future) under this Lease; and (vii) Tenant will cooperate with Landlord, at Tenant’s own expense, in promptly executing and delivering to Landlord all modifications, amendments, renewals, extensions and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of this Section.

(i)	Without waiving any of its rights under this Lease with respect to matters other than the Letter of Credit, and without contravening its rights against Landlord set forth in this Section with respect to wrongful draws by Landlord under the Letter of Credit, Tenant hereby irrevocably waives any and all rights and claims that it may otherwise have at law or in equity, to contest, enjoin, interfere with, restrict or limit, in any way whatsoever, any requests or demands by Landlord to Issuer for a draw or payment to Landlord under the Letter of Credit. If Tenant, or any person or entity on Tenant’s behalf or at Tenant’s direction, brings any proceeding or action to contest, enjoin, interfere with, restrict or limit, in any way whatsoever, any one or more draw requests or payments under the Letter of Credit, Tenant will be liable for any and all direct and indirect damages resulting therefrom or arising in connection therewith, including, without limitation, reasonable attorneys’ fees and costs.

19. SUBSTITUTION OF OTHER PREMISES. At any time hereafter, Landlord may upon thirty (30) days’ prior notice to Tenant substitute for the Premises other premises in the Project (the “New Premises”), provided that the New Premises shall be reasonably usable for Tenant’s business hereunder, and, if Tenant is already in occupancy of the Premises, then in addition Landlord shall pay all reasonable expenses incurred by Tenant in connection with such relocation, including but not limited to costs of moving, door lettering, telephone relocation, reasonable quantities of new stationery and for improving the New Premises so that they are substantially similar to the Premises.

20. ESTOPPEL CERTIFICATE. Tenant agrees that, from time to time upon not less than ten (10) days’ prior request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; and (vii) such additional matters as may be requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee, or other person having or acquiring an interest in the Building. Failure of Tenant to timely execute and deliver the estoppel certificate shall immediately, and without further notice, be deemed (a) a Default hereunder; and (b) an irrevocable appointment of Landlord and Landlord’s beneficiaries as Tenant’s attorneys-in-fact to execute and deliver such certificate in Tenant’s name.

21. SUBORDINATION. This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Building, now or hereafter existing, and all amendments, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Building and/or the leasehold estate under any such lease,

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unless such ground lease or ground lessor, or mortgage or mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgagee. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the mortgages, holder or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by any such mortgagee, holder, lessor or purchaser at foreclosure, to execute and deliver such subordination and/or attornment instruments as may be required by such person to confirm such subordination and/or attornment, or any other documents required to evidence superiority of the ground lease or mortgage, should ground lessor or mortgagee deed such superiority. Tenant shall execute and deliver any such instruments within ten (10) days after such request. Tenant’s failure to timely execute and deliver such instruments shall immediately, and without further notice, be deemed (a) a Default hereunder; and (b) an irrevocable appointment of Landlord and Landlord’s beneficiaries as Tenant’s attorneys-in-fact to execute and deliver such instruments in Tenant’s name. As long as Tenant is not in Default under this Lease, this paragraph shall not result in an interference with Tenant’s Permitted Use and occupancy of the Premises or Tenant’s rights hereunder.

22. QUIET ENJOYMENT. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant’s light, air or view will not be deemed a disturbance of Tenant’s occupancy of the Premises nor will it affect Tenant’s obligations under this Lease or create any liability of Landlord to Tenant.

23. BROKER. Tenant represents to Landlord that Tenant has dealt only with the broker(s) set forth in Item 9 of the Schedule (collectively, the “Broker”) in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord and Landlord’s agents harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this Lease. Landlord agrees to pay the Broker a commission in accordance with a separate agreement between Landlord and the Broker.

24. NOTICE. All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the following address:

If to Landlord:	MJH Corporate Center II LLC
c/o Fulerum Operating Company, LLC
1250 South Grove Avenue, Suite 200
Barrington, IL 60010
Attention: Mr. Thomas R. McClayton

with a copy to:	Jones LaSalle Americas (Illinois), L.P.
1033 Skokie Boulevard
Northbrook, IL 60062
Attention: Betty Caslies

If to Tenant:	After Commencement Date, to the Premises.

Before the Commencement Date, to:
1101 Skokie Boulevard, Suite 300
Northbrook, Illinois 60062

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with a copy to:	Terry Chapman
Abrams & Chapman
321 S. Plymouth Court #1200
Chicago, IL 60604

or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt two (2) business days after posting in the United States mail, or the next business day after delivery to a recognized overnight air courier.

25. MISCELLANEOUS.

A. Successors and Assigns. Subject to Section 14 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns, and all references herein to Landlord and Tenant shall be deemed to include all such parties. Without limitation of the foregoing, in the event of separation of ownership of the Project, all rights reserved by Landlord in this Lease with respect to the Project shall inure to the benefit of each party owning a part thereof with respect to the part owned by them.

B. Entire Agreement. This Lease, and the riders and exhibits, if any, attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant, and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

C. Time of Essence. Time is of the essence of this Lease and each and all of its provisions.

D. Execution and Delivery. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may not be revoked for fifteen (15) days after such delivery. Any person signing this Lease on behalf of Landlord or Tenant warrants and represents that he has authority to do so.

E. Severability. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

F. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Illinois.

G. Attorneys’ Fees. In any litigation between Landlord and Tenant, the non-prevailing party shall pay upon demand all of the prevailing party’s reasonable costs and expenses, including reasonable attorneys’ fees, incurred in enforcing such non-prevailing party’s obligations under this Lease.

H. Delay in Possession. In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date for causes outside Landlord’s reasonable control. If Landlord is unable to deliver possession of the Premises to Tenant by the

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Commencement Date, the Commencement Date shall be deferred until Landlord can deliver possession to Tenant.

I. Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under the Lease.

J. Force Majeure. Landlord shall not be in default hereunder and Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Landlord’s reasonable control.

K. Captions. The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease.

L. No Waiver. No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

M. Limitation of Liability. Any liability of Landlord under this Lease shall be limited solely to its interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

N. Signage. Tenant shall be entitled to its Proportionate Share of building standard listings on the Building directory. Provided that Tenant is not in Default under any of the terms and conditions of this Lease, and that Tenant and/or an Affiliate is occupying at least 9,000 rentable square feet of the Premises, Tenant also shall have the right to erect one identifying sign panel on the monument in front of the Building (“Tenant’s Signage”). Tenant shall pay for Tenant’s Signage and for any replacements or changes to Tenant’s Signage. The design and specifications of Tenant’s Signage shall be subject to the prior approval of Landlord and Landlord’s architect, which shall not be unreasonably withheld, conditioned or delayed. With respect to Tenant’s Signage, and notwithstanding any such review and approval by Landlord and Landlord’s architect, Tenant shall be responsible for compliance with all applicable law, orders and regulations of the municipality in which the Project is located, including, without limitation, architectural review by the Village of Northbrook. Tenant’s rights under this Section are personal to the original Tenant and/or an Affiliate, and may not be assigned or subleased.

O. Fitness Center and Amenities. Provided that Tenant is not in default hereunder, Tenant’s employees shall be entitled to use of the fitness center located in the Building free of charge during the Term hereof. Additionally, Tenant shall have access to other common use facilities and amenities, such as conference rooms, smokers lounges, concierge services, and food services, if any, in common with the employees and visitors of Landlord and other tenants of the Project, subject to reasonable rules and regulations which Landlord may establish from time to time.

26. TENANT IMPROVEMENTS. Landlord shall perform the work to improve the Premises for occupancy, subject to and in accordance with the provisions of the Workletter. Any entry upon the Premises by Tenant or its representatives prior to the date of substantial completion (as defined

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in the Workletter) shall be subject to all of the terms and provisions of this Lease and Workletter, except that Tenant shall not be obligated to pay Base Rent or Adjustment Rent for any such period prior to the Commencement Date.

27. RENEWAL OPTION. Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant an option to renew the Term of this Lease on the same terms, conditions and provisions as contained in this Lease, except as otherwise provided herein, for one period of five (5) years (the “Renewal Period”) after the expiration of the Initial Term, which Renewal Period shall commence on the day after the Expiration Date (the “Renewal Period Commencement Date”) and end on the day before the fifth (5th) anniversary of the Renewal Period Commencement Date (the “Renewal Period Expiration Date”).

A. Said options shall be exercisable by written notice from Tenant to Landlord of Tenant’s election to exercise said option given not later than the date which is nine (9) months prior to the Renewal Period Commencement Date, time being of the essence. If Tenant’s option is not so exercised, said option shall thereupon expire.

B. Tenant may exercise said option, and an exercise thereof shall be effective, only if at the time of Tenant’s exercise of said option, and on the Renewal Period Commencement Date: (i) this Lease is in full force and effect, (ii) Tenant is not in Default under this Lease, and (iii) the entire Premises are occupied by the original Tenant named herein and said Tenant has not assigned this Lease or sublet all or any portion of the Premises. Without limitation of the foregoing, no assignee and no sublessee shall be entitled to exercise the renewal option under this Section.

C. It shall be a condition to the effectiveness of an exercise of said option (i) that Tenant shall submit current audited and certified financial statements of Tenant (unless Tenant’s financial statements are not audited, in which case reviewed statements shall be acceptable) to Landlord concurrently with Tenant’s notice exercising said option and (ii) that, in the reasonable judgment of Landlord, taking into account Tenant’s net worth and creditworthiness and any security which Tenant may agree to provide under this Lease for the Renewal Period, Tenant will be sufficiently financially responsible to perform its obligations under this Lease during the Renewal Period.

D. Rent per rentable square foot of the Premises payable during the Renewal Period with respect to all spaces included in the Premises as of the Renewal Period Commencement Date shall be equal to the Market Rental Rate (as hereinafter defined) per rentable square foot for the Premises. Landlord shall give Tenant written notice of the proposed Market Rental Rate within sixty (60) days following written request by Tenant made not earlier than fifteen (15) months prior to the Renewal Period Commencement Date.

E. If Tenant has validly exercised said option, within thirty (30) days after request by either party hereto Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to the Renewal Period as determined in accordance herewith, with such revisions to the rental provisions of this Lease as may be necessary to conform such provisions to the Market Rental Rate.

28. MARKET RENTAL RATE. As used herein, the term “Market Rental Rate” per rentable square foot of the Premises shall mean (i) the annual rate of net rent reasonably determined by Landlord to be the prevailing market net rental rate for comparable tenants for comparable space in the Project (taking into consideration the duration of the term for which such space is being leased, location and/or floor level within the Building, when the applicable rate first becomes effective and other comparable factors; and reflecting (i.e., reduced, if applicable, to reflect any prevailing concessions which are not

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being provided to Tenant in kind) prevailing concessions, such as, but not limited to, rental concessions, tenant improvement work, design, construction and moving allowances, and time for construction of tenant improvements; and assuming that leasing commissions will be paid) for terms commencing on or about the time for which Market Rental Rate is being determined hereunder, or, if there is no comparable space or recent comparable transactions in the Project, then in comparable Class A office buildings in the Northbrook, Illinois, area, plus (ii) additional components of the Market Rental Rate, which may include, among the other then prevailing components of rent, periodic adjustments or additions to a fixed rent based on a share of real estate taxes and other expenses (such as Adjustment Rent) and increases to adjust for inflation. Bona fide written offers to lease comparable space in the Building received by Landlord from third parties (at arm’s length) or given by Landlord to third parties (at arm’s length) may be used by Landlord as an indication of the Market Rental Rate.

29. CCI LEASE. Tenant’s affiliate, Advanced Resources Of Illinois, Inc., fka Advanced Resources, Inc., an Illinois corporation (“ARI”), is the tenant under that certain Office Space Lease dated December 13, 2000 (the “CCI Lease”), with an affiliate of Landlord, which demises contain space in the Adjacent Building for a term expiring on May 31, 2005. Pursuant to an Amendment in the CCI Lease being executed contemporaneously herewith, ARI’s Rent under the CCI Lease is being abated as of January 1, 2005, and the expiration of the CCI Lease is being amended to coincide with the date that is two weeks after the Premises are substantially completed. Because of these provisions, among others, Tenant agrees that the Commencement Date under this Lease shall be fixed as set forth in Item 2 of the Schedule, regardless of whether the Premises are ready for Tenant’s occupancy at that time.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Lease in manner sufficient to bind them as of the day and year first above written.

LANDLORD

MJH CORPORATE CENTER II, LLC, a Delaware limited liability company

By:	JONES LANG LASALLE AMERICAS (ILLINOIS), L.P., Property Manager and Authorized Agent

	By:	/s/ Betty Caslies
	Name:	Betty Caslies
	Its:	Vice President

TENANT

ADVANCED PERSONNEL, INC., an Illinois corporation dba The Advanced Group of Companies

By:	/s/ James H. Johnson
Name:	James H. Johnson
Its:	CFO

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EXHIBIT A

FLOOR PLAN OF THE PREMISES

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EXHIBIT A

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EXHIBIT A-1

LEGAL DESCRIPTION OF THE LAND

Lots 2 and 3 in the Lane Industries Subdivision, being a subdivision in the Northwest quarter and the Southwest quarter of Section 12, Township 42 North, Range 12 East of the Third Principal Meridian, according to the plat thereof recorded April 27, 1999 as Document No. 99416855, in Cook County, Illinois.

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EXHIBIT B

WORKLETTER

THIS WORKLETTER is made and entered into as of the 6th day of December, 2004, between MJH CORPORATE CENTER II LLC, a Delaware limited liability company (“Landlord”), and ADVANCED PERSONNEL, INC., an Illinois corporation dba The Advanced Group of Companies (Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant have entered into an Office Space Lease of even date herewith (the “Lease”), for certain Premises (as defined in the Lease) in the building located at 1033 Skokie Boulevard, Northbrook, Illinois, and commonly known as Corporate Center of Northbrook; and

WHEREAS, certain tenant improvement work is to be completed upon the Premises;

NOW, THEREFORE, for and in consideration of the agreement to lease the Premises and pay rent and the mutual covenants contained herein, the parties agree as follows:

1. WORK. Tenant, at its cost and expense except as provided herein, shall cause GHK to deliver to Landlord its architectural, mechanical, electrical, life safety, fire protection and plumbing working drawings dated July 9, 2004 (the “Plans”), which Plans were prepared for Tenant at Tenant’s cost and expense. Tenant shall be responsible for causing GHK to prepare and deliver complete sets of the Plans to Landlord, including all sets, copies, modifications, and other information needed to obtain permits and respond to requests of governmental authorities. Landlord shall reimburse Tenant, in an amount not to exceed $3.75 multiplied by the Rentable Square Feet of the Premises, for Tenant’s documented costs of obtaining the Plans and complying with the requirements of this paragraph.

Landlord, at its cost and expense except as described herein, shall construct or cause to be constructed the Work, as set forth in the Plans. The Work shall be constructed in a good and workmanlike fashion using building standard materials, and in compliance with all applicable laws, ordinances, regulations, building and fire codes, and other governmental requirements, including without limitation the Americans with Disabilities Act. The Work shall be considered “substantially completed” for all purposes under this Workletter and the Lease when Landlord’s architect or space planner issues a written certificate to Landlord and Tenant, certifying that the Work has been completed (except for minor finish-out and “punchlist” items) in substantial compliance with the Plans, or when Tenant first takes occupancy of the Premises for the conduct of its business, whichever first occurs.

Notwithstanding the above, if Tenant’s changes to the Plans (which changes shall be subject to Landlord’s approval in its sole discretion) or other acts cause Landlord’s costs for the Work to increase, then Tenant shall pay all of such excess costs within fourteen days of receipt of Landlord’s invoice for same. Landlord’s costs that are attributable to Tenant’s damages or other acts shall include, without limitation, all out-of-pocket costs incurred by Landlord in reviewing proposed changes, all costs associated with any stoppage of work while Tenant considers changes or while Landlord reviews proposed changes, and all increases in the cost of completing the Work specified in the Plans as a result of Tenant’s changes.

2. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord, at Landlord’s discretion, may permit Tenant and Tenant’s agents to enter the Premises prior to the date

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specified as the Commencement Date of the Lease in order that Tenant may make the Premises ready for Tenant’s use and occupancy. If Landlord permits such entry prior to the Commencement Date, such permission will constitute a license only and not a lease and such license will be considered upon: (a) Tenant working in harmony and not interfering with Landlord and Landlord’s agents, contractors, workmen, mechanics and suppliers in doing the Work, or the Work in the Building or with other tenants and occupants of the Building; (b) Tenant obtaining in advance Landlord’s approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work (i) security satisfactory to Landlord for the completion thereof, (ii) general contractor’s affidavit for proposed work and waiver of lien from general contractor, all subcontractors and suppliers of material; and (c) Tenant furnishing Landlord with such proof of insurance and other security as Landlord may require. Landlord will have the right to withdraw such license for any reason upon 24 hours’ notice to Tenant. Tenant agrees that Landlord will not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property placed or installations made in the Premises prior to the Commencement Date, the same being at Tenant’s sole risk and Tenant agrees to protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of or connected with the activities of Tenant or its agents, contractors, suppliers, or workmen in or about the Premises or the Project. Tenant further agrees that any entry and occupation permitted under this paragraph will be governed by Article 9 of the Lease and all other terms of the Lease.

3. DELAYS. In the event Landlord, for any reason, fails to substantially complete the Work on or before the Commencement Date, Tenant nevertheless shall be responsible for Rent (as defined in the Lease) and all other obligations as set forth in the Lease from the Commencement Date, regardless of the degree of completion of the Work on such date. No such delay in substantial completion of the Work shall affect the Commencement Date, or relieve Tenant of any of its obligations under said Lease.

4. INDEMNIFICATION. In addition to Tenant’s obligations under the indemnification provisions of the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, its members and managers, its and their members, managers, directors, officers, partners, beneficiaries, employees, and agents, its contractors, and its architects, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the entry of Tenant or Tenant’s Contractors into the Building and the Premises (whether pursuant to paragraph 2 of this Workletter or otherwise), including, without limitation, mechanic’s liens or the cost of any repairs to the Premises or building necessitated by activities of Tenant or Tenant’s Contractors and bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees, licensees or others, except and to the extent that such claims, liabilities, losses, damages and expenses arise out of the gross negligence or willful misconduct of the indemnified party.

5. MISCELLANEOUS.

(a) The terms and provisions of this Workletter are intended to supplement and are specifically subject to all the terms and provisions of the Lease.

(b) This Workletter may not be amended or modified other than by supplemental written agreement executed by authorized representatives of the parties hereto.

(c) Except as provided in the Lease and as herein expressly set forth, Landlord has no agreement with Tenant and has no obligation to perform or provide any other work with respect to the Premises.

(d) Notwithstanding anything to the contrary contained herein, Landlord will not be

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obligated to perform, and the Work will not include, any telecommunications wiring, even though the same may be set forth in the Plans. Telecommunications wiring will be purchased by Tenant and installed at Tenant’s expense in conformity with plans prepared by Tenant and approved by Landlord, with such installation to be performed by contractors selected and engaged by Tenant and approved by Landlord, which approval will not be unreasonably withheld.

(e) Any work in the Premises other than Landlord’s Work under paragraph 1 shall be done at Tenant’s sole cost and expense and in accordance with Landlord’s rules, regulations and procedures concerning such work, including but not limited to Landlord’s right to approve Tenant’s Plans and contractors, to require appropriate security and waivers of lien, and to receive proof of insurance naming Landlord an additional insured.

(f) Landlord shall have no obligation to perform the Work hereunder if Tenant is in Default under the Lease.

(g) Any person signing this Workletter on behalf of Landlord or Tenant warrants and represents that he has authority to do so.

(h) Tenant’s failure to pay any amounts owed by Tenant hereunder when due or Tenant’s failure to perform its obligations hereunder shall constitute a default under the Lease and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder after any applicable notice or cure period.

(i) Notices under this Workletter shall be given in the same manner as under the Lease.

(j) The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith shall be limited as provided in Section 25.M of the Lease.

(k) The headings set forth herein are for convenience only.

(l) This Agreement shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise, or to any Premises leased pursuant to other leases, unless expressly so provided in the Lease or any amendment or supplement thereto.

6.	DESIGNATED REPRESENTATIVES; COOPERATION.

(a) Landlord and Tenant shall each appoint one qualified and readily available representative with the authority to give and receive notices, other materials and information relating to the Work, and approvals under this Workletter.

(b) Tenant and Landlord agree to make their respective architects and engineers available to the other to answer questions and provide clarifications and additional information as is reasonable for the timely progress and completion of the Work.

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IN WITNESS WHEREOF, the parties have executed this Workletter as of the date set forth above.

LANDLORD

MJH CORPORATE CENTER II LLC, a Delaware limited liability company

By:	JONES LANGLASALLE AMERICAS (ILLINOIS), L.P., Property Manager and Authorized Agent

	By:	/s/ Betty Caslies
	Name:	Betty Caslies
	Its:	Vice President

TENANT

ADVANCED PERSONNEL, INC., an Illinois corporation dba The Advanced Group of Companies

	By:	/s/ James H. Johnson
	Name:	James H. Johnson
	Its:	CFO

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EXHIBIT C

JANITORIAL SPECIFICATIONS

1.	OFFICE AREA

A.	Daily: (Monday through Friday, inclusive, holidays excepted.)

(i)	Empty all waste receptacles and return to proper locations

(ii)	Sweep and dust mop all uncarpeted areas

(iii)	Vacuum all rugs and carpeted areas

(iv)	Dust all horizontal surfaces of furniture and equipment within normal reach

(v)	Clean and sanitize all drinking fountains and water coolers

(vi)	Remove finger marks from glass doors

(vii)	Wipe clean all brass and other metal surfaces within normal reach

B.	Monthly:

(i)	Remove all finger marks from doors, door jambs, and light switches

(ii)	Spray buff tile floor areas, where needed

C.	Quarterly:

(i)	Wash all exterior windows three (3) times a year (spring, summer and fall).

(ii)	Wash all interior windows once a year in summer

2.	LAVATORIES

A.	Daily:

(i)	Sweep and mop floors

(ii)	Clean and sanitize all floors, toilet seats, bowls, urinals and fixtures

(iii)	Clean all mirrors and shelves

(iv)	Refill towel dispensers, soap dispensers, tissue holders

(v)	Empty paper towel receptacles

(vi)	Dust all partitions

B.	Monthly:

(i)	Wash all partitions, dispensers, and splash areas

(ii)	Dust all light fixtures and ventilation grilles

C.	Quarterly:

(i)	Wash all tile walls

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EXHIBIT D

RULES AND REGULATIONS

1. Any sign, lettering, picture, notice or advertisement, or any furniture, furnishings, equipment or machinery installed within the Premises which is visible from the public corridors within the Building or from the Common Areas outside of the Building, shall be installed in such a manner and be of such character and style as Landlord shall approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside or public corridor window or door or in a position to be visible form the public corridor or outside the Building.

2. Sidewalks, entrances, passages, courts, corridors, halls, elevators and stairways in and about the Project shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the Building’s corridors or from the exterior of the Building.

3. No animals, pets, bicycles or other vehicles shall be brought or permitted to be in the Building or the Premises or kept elsewhere on or about the Project.

4. Room to room canvases to solicit business from other tenants of the Project are not permitted.

5. Tenant shall not waste electricity or water.

6. Tenant shall not utilize the Premises in any manner which would overload the standard heating, ventilating or air conditioning systems of the Building or those exclusively servicing the Premises.

7. Tenant shall not permit the use of any apparatus for sound production or transmissions in such manner that the sound so transmitted or produced shall be audible or vibrations shall be detectable beyond the Premises.

8. Tenant shall not utilize any electronic, radiowave, microwave or other transmitting, receiving or amplification device which would disturb or interfere with any other tenant of the Project or the operation of the Project generally.

9. Tenant shall not utilize any equipment or apparatus in such manner as to create any magnetic fields or waves which adversely affect or interfere with the operation of any system or equipment on or about the Project.

10. Tenant shall keep all electrical and mechanical apparatus free of vibration, noise and air waves which may be transmitted beyond the Premises.

11. All corridor doors shall remain closed at all times.

12. No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks.

13. Tenant assumes full responsibility of protecting the Premises from theft, robbery and pilferage. Except during Tenant’s normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured.

14. Only machinery or mechanical devices of a nature directly related to Tenant’s ordinary use of the Premises shall be installed, placed or used in the Premises and the installation and use of all such machinery and mechanical devices is subject to the other rules contained in this Lease.

15. Except with the prior approval of Landlord, all cleaning, maintenance, repairing, janitorial, decorating, painting or other services and work in and about the Premises shall be done only by authorized Building personnel.

16. Safes, furniture, equipment, machines and other large or bulky articles shall be brought to the Building and into and out of the Premises at such times and in such manner as Landlord shall direct and at Tenant’s sole risk and cost. Prior to Tenant’s removal of such articles from the Building, Tenant shall obtain written authorization of the office of the Building and shall present such authorization to a designated employee of Landlord.

17. Tenant shall not in any manner deface or damage any portion of the Project.

18. Inflammables such as gasoline, kerosene, and benzene, or explosives or any other articles of an intrinsically dangerous nature are not permitted in the Building or the Premises or elsewhere on or about the Project.

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19. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring of the Building and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electrical equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

20. To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees in the Building, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

21. Tenant shall not enter into or upon the roof or basement of the Building or any storage, heating, ventilation, air-conditioning, mechanical or elevator machinery housing areas.

22. Tenant shall not distribute literature, flyers, handouts or pamphlets of any type in any of the Common Areas or to any other part of the Project or in any parking or other Common Area serving the Project.

23. Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises, other than necessary to accommodate Tenant’s employees. In no event shall Tenant use, sell or serve, or permit the use, sale or service of, any alcoholic beverages in or about the Premises or elsewhere in the Project.

24. Tenant shall not permit objectionable odors or vapors to emanate from the Premises.

25. Tenant shall not place a load upon any floor of the Premises exceeding the floor load capacity for which such floor was designed or allowed by law to carry.

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